STOCK PURCHASE AGREEMENT

  By and Among QUEENSWAY FINANCIAL HOLDINGS LIMITED, QUEENSWAY HOLDINGS, INC., HERMITAGE INSURANCE COMPANY, NORTH POINTE FINANCIAL SERVICES, INC., UNIVERSAL
    FIRE AND CASUALTY INSURANCE COMPANY, ARGONAUT SPECIALTY GROUP, INC., and
                           ARGONAUT INSURANCE COMPANY


                          (Dated as of April 12, 2001)




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ARTICLE I.....................................................DEFINITIONS     2


         1.1      Definitions.................................................2


ARTICLE II.................................................PURCHASE OF SHARES 8


         2.1      Purchase of Shares..........................................8


         2.2      Purchase Price..............................................8


ARTICLE III......................................................THE CLOSING  9


         3.1      Closing.....................................................9


         3.2      Closing Deliveries.........................................10


         3.3      Deposit to Escrow; Payment of Broker Closing Payment
                  Amount.....................................................11


         3.4      Closing Adjustment Procedure...............................12


         3.5      Final Settlement...........................................13


ARTICLE IVREPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANIES
REGARDING THE COMPANIES and their subsidiaries                               13


         4.1      Organization and Related Matters...........................13


         4.2      Noncontravention...........................................14


         4.3      Capitalization.............................................14


         4.4      Subsidiaries...............................................14


         4.5      Financial Statements.......................................15


         4.6      Undisclosed Liabilities....................................15


         4.7      Regulatory Documents.......................................16


         4.8      Compliance with Laws; Insurance Operations.................16


         4.9      Insurance Issued...........................................17


         4.10     Rating Agencies............................................19


         4.11     Reserves...................................................19


         4.12     Investment Portfolio.......................................19


         4.13     Premium Balances Receivable................................20


         4.14     Reinsurance Agreements.....................................20


         4.15     Contracts..................................................20


         4.16     Legal Proceedings..........................................22


         4.17     No Material Adverse Change.................................22


         4.18     Real Property..............................................24


         4.19     Personal Property..........................................25


         4.20     Intellectual Property......................................25


         4.21     Computer Systems...........................................27


         4.22     Sufficiency and Condition of Assets........................27


         4.23     Title to Assets............................................27


         4.24     Taxes......................................................28


         4.25     Environmental Matters......................................29


         4.26     Employees..................................................30


         4.27     Employee Benefit Plans.....................................30


         4.28     Insurance Policies.........................................33


         4.29     Related Party Transactions.................................33


         4.30     Obligations to Former Owners...............................33


         4.31     Guarantees.................................................33


         4.32     No Other Agreement.........................................33


         4.33     Bank Accounts..............................................34


         4.34     Powers of Attorney.........................................34


         4.35     No Other Broker............................................34


         4.36     Capital Expenditures.......................................34


         4.37     Conduct of Business........................................34


         4.38     Accuracy of Statements.....................................34


ARTICLE V.......................................REPRESENTATIONS AND WARRANTIES
OF SELLERS REGARDING THE TRANSACTION                                         34


         5.1      Due Organization of Sellers................................34


         5.2      Due Authorization..........................................35


         5.3      Consents and Approvals; No Conflicts.......................35


         5.4      Ownership of Shares........................................36


ARTICLE VI..........................REPRESENTATIONS AND WARRANTIES OF BUYER  36


         6.1      Organization and Related Matters...........................36


         6.2      Due Authorization..........................................36


         6.3      Consents and Approvals; No Conflicts.......................36


         6.4      Insurance Regulatory Consents and Approval.................37


         6.5      Legal Proceedings..........................................37


         6.6      Financing..................................................37


ARTICLE VII.......................................................COVENANTS  37


         7.1      Mutual Covenants...........................................37


         7.2      Covenants of Sellers and the Companies.....................40


         7.3      Special Purchase Price Adjustment..........................47


ARTICLE VIII....................................CONDITIONS TO CLOSING        48


         8.1      Conditions to Buyer's Obligations..........................48


         8.2      Conditions to Sellers' Obligations.........................49


         8.3      Mutual Conditions..........................................49


ARTICLE IX.......................SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS; INDEMNIFICATION                                    50


         9.1      Survival...................................................50


         9.2      Indemnification by Sellers.................................51


         9.3      Indemnification by Buyer...................................51


         9.4      Claims.....................................................52


         9.5      Notice of Third Party Claims; Assumption of Defense........52


         9.6      Settlement or Compromise...................................53


         9.7      Failure of Indemnifying Person to Act......................53


         9.8      Minimum Indemnification Threshold..........................53


         9.9      Escrow.....................................................53


         9.10     Net Losses.................................................53


         9.11     Limits of Obligations of Sellers to Indemnify Buyer........54


         9.12     Subrogation................................................54


         9.13     Mitigation of Losses.......................................54


         9.14     Tax Indemnification........................................54


         9.15     Adjustments to Purchase Price..............................54


ARTICLE X.......................................................TERMINATION  54


         10.1     Termination................................................54


         10.2     Obligations Upon Termination...............................55


ARTICLE XI.....................................................TAX MATTERS   55


         11.1     Proration of Taxes.........................................55


         11.2     Tax Indemnification........................................55


         11.3     Refunds....................................................55


         11.4     Filing of Tax Returns......................................56


         11.5     Cooperation on Tax Matters.................................56


         11.6     Termination of Tax Sharing Agreements......................56


         11.7     Tax Contests...............................................57


ARTICLE XII...........................................EMPLOYMENT MATTERS     57


         12.1     Employees and Employee Plans...............................57


         12.2     Further Assurances.........................................58


         12.3     No Third Party Beneficiaries...............................58


ARTICLE XIII..............................................NON-COMPETITION    58


         13.1     Non-Competition............................................58


         13.2     Remedies...................................................58


         13.3     Severability...............................................58


         13.4     Acknowledgement............................................59


ARTICLE XIV..............................................MISCELLANEOUS       59


         14.1     Amendments.................................................59


         14.2     Costs......................................................59


         14.3     Interpretation; Headings...................................59


         14.4     Severability...............................................59


         14.5     Notices....................................................59


         14.6     Binding Effect; Persons Benefiting; No Assignment..........60


         14.7     Counterparts...............................................60


         14.8     No Prejudice...............................................61


         14.9     Governing Law..............................................61


         14.10    Specific Performance.......................................61


         14.11    Waivers....................................................61


         14.12    Entire Understanding.......................................61


         14.13    Disclosure Schedules.......................................61


         14.14    Knowledge..................................................61


         14.15    Interest...................................................62


         14.16    Arbitration................................................62


         14.17    Parent Guarantee...........................................62


         14.18    Break Up Fee...............................................62

List of Exhibits
Exhibit A.........Form of Escrow Agreement
Exhibit B-1.......Form of Opinion of Counsel to Seller (United States)
Exhibit B-2.......Form of Opinion of Counsel to Seller (Canada)
Exhibit C.........Form of Opinion of Counsel to Buyer

List of Schedules
Schedule 1.1(a)...Procedures for Book Value Determination
Schedule 2.2......Allocation of Purchase Price
Schedule 4.1......Jurisdictions of Authorization
Schedule 4.2......Consents and Approvals (Company)
Schedule 4.3......Capitalization
Schedule 4.4(a)...Subsidiaries
Schedule 4.4(b)...Outside Equity Ownership Interests
Schedule 4.6......Undisclosed Liabilities
Schedule 4.7......Regulatory Documents
Schedule 4.8......Permits; Compliance with Laws; Insurance Licenses
Schedule 4.9......Insurance Issued
Schedule 4.10.....Rating Agencies
Schedule 4.12.....Investment Portfolio
Schedule 4.14.....Reinsurance Agreements
Schedule 4.15.....Contracts
Schedule 4.16.....Legal Proceedings
Schedule 4.17.....Adverse Changes
Schedule 4.18.....Real Property
Schedule 4.19.....Personal Property
Schedule 4.20 ....Intellectual Property
Schedule 4.21.....Computer Systems
Schedule 4.22.....Condition of Assets
Schedule 4.23.....Title to Assets
Schedule 4.24.....Taxes
Schedule 4.25.....Environmental Matters
Schedule 4.27.....Employee Benefit Plans
Schedule 4.28.....Insurance
Schedule 4.29.....Related Party Transactions
Schedule 4.30.....Obligations to Former Owners
Schedule 4.31.....Guarantees
Schedule 4.33.....Bank Accounts
Schedule 4.34.....Powers of Attorney
Schedule 4.36.....Planned Capital Expenditures
Schedule 5.3......Consents and Approvals (Seller)
Schedule 5.4......Ownership of Shares
Schedule 6.3......Consents and Approvals (Buyer)
Schedule 6.4......Insurance Regulatory Consents (Buyer)
Schedule 7.2(b)(iv)Telergy Warrants
Schedule 7.2(g)...Resigning Officers and Directors
Schedule 8.1(d)...Payments to Former Owner
Schedule 12.1.....Employees
Schedule 14.14....Officers having Knowledge

                            STOCK PURCHASE AGREEMENT


This STOCK PURCHASE AGREEMENT, dated as of April 12, 2001, is by and among (i) QUEENSWAY FINANCIAL HOLDINGS LIMITED, a corporation organized under the laws of Ontario, Canada ("Queensway Limited"); (ii) QUEENSWAY HOLDINGS, INC., a Delaware corporation ("Queensway Inc.", and together with Queensway Limited, "Sellers");
(iii) HERMITAGE INSURANCE COMPANY, a New York corporation ("Hermitage"); (iv) NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation ("North Pointe");
(v)  UNIVERSAL  FIRE AND  CASUALTY  INSURANCE  COMPANY,  an Indiana  corporation
("Universal"); (vi) ARGONAUT SPECIALTY GROUP, INC., a Delaware corporation ("Buyer"); and (vii) ARGONAUT INSURANCE COMPANY, a Delaware corporation ("Parent") (solely for the purposes set forth in Section 14.17). Sellers, Hermitage, North Pointe, Universal, Buyer and Parent shall be collectively referred to herein as the "Parties".
                                    RECITALS

WHEREAS, Queensway Inc. is the owner of all of the shares of capital stock (collectively, the "Company Shares") of Hermitage, North Pointe and Universal (collectively, the "Companies"); WHEREAS, Queensway Limited owns all of the shares of capital stock of Queens Pointe Financial Services Company, a Michigan corporation ("Queens Pointe"), which are not owned by North Pointe (the "Queens Pointe Shares"); WHEREAS, the Companies are in the property and casualty insurance business; WHEREAS, Buyer desires to purchase all of the Company Shares from Queensway Inc. and all of the Queens Pointe Shares from Queensway Limited (the Company Shares and the Queens Pointe Shares being referred to collectively as the "Shares"), in each case in accordance with and subject to the terms and conditions set forth herein; and WHEREAS, Queensway, Inc. desires to sell the Company Shares to Buyer, and Queensway Limited desires to sell the Queens Pointe Shares to Buyer, in each case in accordance with and subject to the terms and conditions set forth herein. NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:

DEFINITIONS
Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

"AAA" has the  meaning  specified  in Section  14.16.
"Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person (the term "control, for purposes of this definition, meaning the power to direct or cause the direction of the management or policies of the controlled Person).
"Agreement" means this Stock Purchase  Agreement between the Parties,  as such may hereafter be amended in  accordance  with the terms  hereof.
"Base Book Value"  means the consolidated  Book Value of the Companies as of
 December 31, 2000.
"Book Value" means the consolidated  stockholders'  equity of the Companies
 (based in part on the  assumption  that  North  Pointe  owns all of the capital stock of Queens Pointe), calculated in conformity with GAAP and pursuant to the accounting principles and procedures set forth in Schedule 1.1(a), and consistent with past accounting and actuarial practices.
"Book Value Disagreement" has the meaning specified in Section 3.4(b). "Broker" has the meaning specified in Section 2.2(b).
"Broker Closing Payment Amount" has the meaning specified in Section 2.2(b). "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in San Francisco, California are generally closed for regular banking business.
"Buyer" has the meaning specified in the Preamble,  but shall also include any Affiliate of Argonaut Specialty Group, Inc. or Parent which is designated in writing to Sellers prior to Closing by Argonaut Specialty Group, Inc.
"Buyer 401(k) Plan" has the same meaning  specified in Section  12.1(c).
"Buyer Indemnified  Party" has the meaning  specified  in Section 9.2.
"Buyer Welfare Benefit Plans" has the meaning specified in Section 12.1(b). "Closing" has the meaning specified in Section 3.1.
"Closing Balance Sheet" has the meaning specified in Section 3.4(a). "Closing Date" means the date of the Closing.
"Closing  Statement" has the meaning  specified in Section 3.4(a).
"Code" means the  Internal  Revenue  Code of 1986,  as amended.
"Companies"  has the meaning specified in the Recitals.
"Company  Employees"  means those current or former  employees of any Company or any of its Subsidiaries who, on the Closing Date, are: (1) actively employed by such Company or Subsidiary, including those who are absent from employment due to illness, injury, military service, or other authorized absence (including those who are "disabled" within the meaning of either the short-term or the long-term disability plan currently applicable to such Company or Subsidiary as disclosed on Schedule 4.27(b) (collectively, the "Disability Plans")); (2) former employees of any such Company or Subsidiary who, on the Closing Date,are receiving long-term disability benefits under any Disability Plan; and (3) former employees of any such Company or Subsidiary who have previously satisfied the requirements for retiree medical and/or life insurance coverage under any of the arrangements disclosed in Schedule 4.27(b); but excluding
 (i) other former employees, and (ii) employees otherwise not actively employed by such Company or Subsidiary (other than as specifically included above).
"Company Shares" has the meaning  specified in the Recitals.
"Computer System" has the meaning specified in Section  4.21.
"Confidential  Information"  has the meaning set forth in the Confidentiality
 Agreement.
"Confidentiality  Agreement"  means  that  certain agreement,  dated
 September 19, 2000,  between  Queensway Limited and Buyer with respect to the confidentiality of information with respect to the Companies, Sellers and their respective Affiliates and other related Persons, provided by Sellers or any Company to Buyer,as it may have been or may hereafter be amended from time to time.
"Continuing Employees" has the meaning specified in Section 12.1(b). "Contracts" means any indenture, lease, sublease, license, loan
 agreement,  mortgage,  note,  restriction,   commitment,   obligation  or other
 contract, agreement or instrument, whether written or oral.
"DOL" means the U.S. Department  of Labor.
"Demanding  Party" has the meaning  specified  in Section 14.16.
"Disability  Plans"  has the  meaning  specified  in the  definition  of
 "Company  Employees."
"Employment Arrangements" has the meaning specified in Section 8.1(e). "Employee Benefit Plans" has the meaning specified in Section 4.27(b). "Encumbrance" means any adverse claim, lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever (including restrictions on voting or transfer).
"Environmental  Law" means any Law,  consent  decree,  settlement agreement or  governmental  requirement,  which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water
 or land, or otherwise relating  to  the  manufacture,   processing,
 generation,   distribution,  use, treatment,  storage,  disposal,  cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any
  other similar federal,  state or local statutes.
"Environmental  Permit" means any of the Permits  required by or pursuant to any applicable Environmental Law. "Equipment" means, with respect to each Company and each Subsidiary, any and all of the equipment, installations,
 furniture, tools,  parts,   supplies,   maintenance  equipment  and  supplies,
 materials,automobiles and other vehicles and other items of personal property of every kind and description used in connection with the business or operation of such Company (or Subsidiary).
"ERISA" means the Employee  Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
"E&S Broker" means any insurance  broker which is a party to a brokerage
 Contract with any Insurance Company or any Insurance Subsidiary with respect to the issuance of excess and surplus insurance by any such Insurance Company or Insurance Subsidiary.
"ERISA Affiliate"  means  each   corporation,   trade  or  business   (whether
 or not incorporated) that, together with any Company or any of its Subsidiaries, would be treated as a single employer under Section 414(b),
 (c), (m) or (o) of the Code.
"Escrow" means the escrow established pursuant to the Escrow Agreement. "Escrow Agent" means the bank or trust company selected by Buyer and Sellers to hold the Escrow.
"Escrow Agreement" means the Escrow Agreement, substantially in the form attached  hereto as Exhibit A, to be  executed  by Buyer,  Sellers and
 Escrow  Agent on or prior to the Closing  Date.
"Final  Book  Value"  means the consolidated  Book  Value  of the  Companies as of  the  Closing  Date.
"Final Settlement  Date"  has the  meaning  specified  in  Section  3.5.
"GAAP"  means generally accepted accounting principles as used in the United
 States of America as in effect at the time any applicable  financial statements were prepared or any act requiring the application of GAAP was performed.
"Governmental Authority"  means  any  nation  or  government,  any  state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining
 to government, including any   government   authority,   agency,   department,
 board,   commission   or instrumentality of the United States, any foreign
 government, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or nongovernmental self-regulatory organization, agency or authority.
"Hermitage" has the meaning specified in the Preamble.
"Holdback Escrow Amount" has the meaning specified in Section 2.2(c). "Indemnified Person" has the meaning specified in Section 9.4.
"Indemnifying  Person" has the meaning  specified in Section  9.4.
"Independent Accounting Firm" means any "Big Five"  accounting firm or its successor, except for the respective independent public accountants of Sellers and Buyer or their respective Affiliates or Subsidiaries.
"Insurance  Company" means any Company which is an insurance  company (within the meaning set forth in Sections 801 and 848 of the Code).
"Insurance  Statements" has the meaning  specified in Section 4.7.
"Insurance  Subsidiary" means any Subsidiary which is an insurance company
(within  the  meaning  set  forth  in  Sections   801  and  848  of  the  Code).
"Intellectual  Property"  means all United  States and foreign  patents,  patent applications, patent licenses, trade names, trademarks, trade name and trade-
 mark registrations (and applications therefor),   copyrights   and   copyright
 registrations (and applications therefor),trade secrets, inventions, processes, designs, know-how and formulae which are in any way connected to the business or operation of any Company or any of its Subsidiaries.
"Interim Financial Statements" has the meaning specified in Section 7.2(h). "Internal Financial Statements" has the meaning specified in Section 4.5(a). "IRS" means the U.S. Internal Revenue Service.
"Key Employee" means any employee of any Company or any of its Subsidiaries having a salary of more than $100,000 per year.
"Knowledge" has the meaning specified in Section 14.14.
"Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement. "Loss" means any and all claims, losses, liabilities, costs, penalties, fines and expenses (including attorney's, accountant's, consultant's and expert's fees and expenses), damages, obligations to third parties, expenditures, proceedings, judgments, awards or demands that are imposed upon or otherwise incurred or suffered by the relevant party.
"Loss Reserves" has the meaning specified in Section 4.11.
"Material Adverse Effect" means (i) an effect on the business, operations, assets, liabilities, results of operations or cash flows or financial condition of the business of any Company or any Subsidiary which is materially adverse to any such Company or Subsidiary, or (ii) an effect on the ability of any Company or any Subsidiary to consummate the transactions contemplated by this Agreement which is materially adverse to any Company or any Subsidiary.
"Minimum Indemnification Threshold" has the meaning specified in Section 9.8. "Most Recent Financial Statements" has the meaning specified in Section 4.5(b). "Non-Demanding Party" has the meaning specified in Section 14.16. "North Pointe"
 has the meaning specified in the Preamble. "Parent" has the meaning specified in the Preamble.
"Party" has the meaning specified in the Preamble. "Permits" has the meaning specified in Section 4.8(a).
"Person" means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.
"Purchase Price" has the meaning specified in Section 2.2.
"Purchase Price Adjustment Escrow Amount" has the meaning specified in Section
 2.2(d). "Queens Pointe" has the meaning specified in the Recitals.
"Queens Pointe Shares" has the meaning specified in the Recitals.
"Real Property" means, with respect to each Company (and each Subsidiary), (i) all of the land, buildings, facilities, installations, fixtures and other structures and improvements leased to such Company (or Subsidiary) and (ii) any parcels of land owned by such Company (or Subsidiary), together with all privileges and easements appurtenant thereto, and any and all buildings, facilities, installations, fixtures and other structures and improvements situated or located on such land or attached thereto.
"Records" means all records and original documents in the possession of the Companies, any of their Subsidiaries, or either Seller which pertain to or are utilized by any Company or any of its Subsidiaries to administer, reflect, monitor, evidence or record information with respect to the business or conduct of such Company or Subsidiary and all such records and original documents, including all such records maintained on electronic or magnetic media, or in any electronic data base system of such Company or Subsidiary, or necessary to comply with any applicable Law with respect to the business of such Company or Subsidiary.
"Reinsurance Agreement" has the meaning specified in Section 4.14.
"Related Agreements" means any Contract that is to be entered into a t the Closing pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," " its Related Agreements" or another similar expression.
"Related Parties" has the meaning specified in Section 4.29.
"SAP" means the statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority of the state of domicile of the Person with respect to which financial statements have been prepared.
"SAP Financial Statements" has the meaning specified in Section 4.5(b).
"Seller" has the meaning specified in the Preamble. "Seller 401(k) Plan" has the meaning specified in Section 12.1(c).
"Seller Closing Payment Amount" has the meaning specified in Section 2.2(a). "Seller Indemnified Parties" has the meaning specified in Section 9.3.
"Seller Welfare Benefit Plans" has the meaning specified in Section 12.1(b). "Senior Lenders" has the meaning specified in Section 8.3(c).
"Shares" has the meaning specified in the Recitals.
"Subsidiary" means, with respect to any Person, any corporation or entity more than 50% of the outstanding securities or other interests having voting power of which shall be owned or controlled, directly or indirectly, by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more Subsidiaries of such Person. Except where the context otherwise requires, references herein to "Subsidiaries" are to Subsidiaries of the Companies as set forth in Schedule 4.4(a) which, for purposes of this Agreement, deems Queens Pointe to be a wholly-owned Subsidiary of North Pointe).
"Superior Proposal" has the meaning specified in Section 7.2(b)(vii).
"Tax Closing Agreement" has the meaning specified in Section 4.24(g).
"Tax Returns" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax returns relating to Taxes of any Company or any of its Subsidiaries.
"Tax Ruling" has the meaning specified in Section 4.24(g).
"Taxes" means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, premium (including, without limitation, excess and surplus tax), ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax related thereto.
"Universal" has the meaning specified in the Preamble.
"Wire Transfer" means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or accounts as shall have been designated by notice to the paying party at least three (3) Business Days prior to the date such Wire Transfer is to be made.


PURCHASE OF SHARES
Purchase of Shares. Upon the terms and subject to the conditions set forth in this Agreement, Sellers shall, at the Closing, sell to Buyer, and Buyer shall purchase from Sellers, the Shares for the Purchase Price (defined below). The Shares shall be free and clear of any Encumbrances.

Purchase Price. In consideration of the delivery to Buyer in accordance with this Agreement of one or more certificates representing the Shares, Buyer shall, on the Closing Date, pay to Sellers the purchase price of Forty Million Dollars (U.S.$40,000,000), subject to a post-closing adjustment in accordance with
Section 3.4 below (as so adjusted,  the "Purchase  Price"),  payable as follows:
Seller Closing Payment Amount. On the Closing Date, Buyer shall pay to Sellers, out of the Purchase Price, in cash (by Wire Transfer as set forth below), an amount equal to the Purchase Price, less the payments set forth in paragraphs
(b)-(e) below (the "Seller Closing Payment Amount"), pursuant to the allocation among Sellers set forth in Schedule 2.2.
Broker Closing Payment Amount. On the Closing Date, Buyer shall pay, on behalf of Sellers, to Philo Smith Capital Corporation ("Broker"), out of the Purchase Price, in cash (by Wire Transfer), an amount as directed in writing by Sellers to Buyer at least three (3) Business Days prior to the Closing (the "Broker Closing Payment Amount") for brokerage services rendered by Broker to Sellers. Holdback Escrow Amount. On the Closing Date, Buyer shall deposit into Escrow (by Wire Transfer), out of the Purchase Price, Four Million Dollars (U.S.$4,000,000) (10% of the Purchase Price) (the "Holdback Escrow Amount") to secure the obligations of Sellers to Buyer under Section 9.2 and Section 7.3. The Holdback Escrow Amount shall be released from Escrow as and to the extent provided in the Escrow Agreement.
Purchase Price Adjustment Escrow Amount. On the Closing Date, Buyer shall deposit into Escrow (by Wire Transfer), out of the Purchase Price, Two Million Dollars (U.S.$2,000,000) (5% of the Purchase Price) (the "Purchase Price Adjustment Escrow Amount ") to secure the obligations (if any) of Sellers to Buyer under Section 3.5. The Purchase Price Adjustment Escrow Amount shall be released from Escrow as and to the extent provided in the Escrow Agreement. Wire Transfer Instructions. The wire instructions are: Comerica Bank, ABA #07200096; Queensway; Obligor- Damron; Telephone 313-222-3981



THE CLOSING
Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at 10:00 A.M. at the offices of Mayer, Brown & Platt at 190 S. LaSalle Street, Chicago, Illinois on the last day of the month following the date on which all of the conditions set forth in Article VIII (other than those conditions designating instruments, certificates or other documents to be delivered at the Closing) shall have been satisfied or waived, or such other date or location as Buyer and Sellers shall agree upon in writing.

Closing Deliveries.
Closing Deliveries of Sellers. At the Closing, Sellers shall deliver, or shall cause to be delivered, to Buyer the following: One or more certificates representing all of the Shares, duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed; all Records of the Companies and their Subsidiaries to the extent not located at the offices of the Companies or their Subsidiaries;

Certificates of Good Standing of each of the Companies and their Subsidiaries (issued by the appropriate Governmental Authority in such entity's state of incorporation and in each jurisdiction where qualified to conduct business as a foreign business entity), dated as of a date not earlier than ten (10) days prior to the Closing Date, together with certified copies of the articles or certificates of incorporation of each Company and each of its Subsidiaries;

a certificate of the Secretary or an Assistant Secretary of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying: (i) the bylaws of each Company and each of its Subsidiaries; (ii) the resolutions of the board of directors and, if required by law, the shareholders of each Seller, authorizing and approving the execution, delivery, and performance of this Agreement, and the transactions contemplated hereby; and
(iii) the incumbency and signature of the officer of each Seller executing this Agreement;

a certificate executed by a duly authorized officer of each Seller, dated the Closing Date, certifying that the conditions set forth in Sections 8.1(a) and 8.1(b) have been satisfied;

an opinion of United States counsel to Sellers in substantially the form set forth in Exhibit B-1; an opinion of Canadian counsel to Sellers in substantially the form set forth in Exhibit B-2; the resignations of the directors of each Company and its Subsidiaries listed in Schedule 7.2(g); evidence that all consents, waivers or approvals required in this Agreement to be obtained by each Seller or the Companies pursuant to Section 8.3(b), 8.3(c), 8.3(d) and 8.3(e) with respect to the consummation of the transactions contemplated by this Agreement have been obtained; a certification from each Company, dated no more than thirty (30) days prior to the Closing Date, and signed by an appropriate officer of each Company, that each Company is not, and has not been at any time during the five (5) years preceding such certification, a United States real property holding corporation, as defined in Section 897(c)(2) of the Code; the Employment Arrangements, duly executed by each of James G. Petcoff, B. Matthew Petcoff, and Mark Boland; and evidence of (A) the release of all liens by Comerica Bank and Trilon Bancorp on the assets of the Companies and their Subsidiaries and (B) the release by Comerica Bank and Trilon Bancorp of the guarantee obligations of the Companies and their Subsidiaries with respect to the indebtedness of Sellers to each such bank.

Closing Deliveries of Buyer. At the Closing, Buyer shall deliver, or shall cause to be delivered, to Sellers the following: the Seller Closing Payment Amount (by Wire Transfer); a certificate, dated the Closing Date and executed by a duly authorized officer of Buyer, certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied;

an opinion of counsel to Buyer in substantially the form set forth in Exhibit C; a certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Sellers, certifying: (i) the resolutions of the board of directors of Buyer authorizing and approving the execution, delivery, and performance of this Agreement, and the transactions contemplated hereby; and (ii) the incumbency and signature of the officer of Buyer executing this Agreement; a Certificate of Good Standing for Buyer, issued by the Secretary of State of the State of Delaware and dated no earlier than ten (10) calendar days prior to the Closing Date; and

evidence of all consents, waivers or approvals required in this Agreement to be obtained by Buyer pursuant to Section 8.3(b) and 8.3(d) with respect to the consummation of the transactions contemplated by this Agreement have been obtained. Deposit to Escrow; Payment of Broker Closing Payment Amount. At Closing, Buyer shall (a) deposit (by Wire Transfer) the Holdback Escrow Amount and the Purchase Price Adjustment Escrow Amount with the Escrow Agent pursuant to Section 2.2(c) and Section 2.2(d), respectively, and (b) pay to Broker (by Wire Transfer) the Broker Closing Payment Amount pursuant to Section 2.2(b). Closing Adjustment Procedure.

As soon as reasonably practicable following the Closing Date, but in no event more than seventy-five (75) days thereafter, Sellers shall deliver to Buyer audited, consolidated financial statements of the Companies (and their Subsidiaries) as of and for the periods ending on December 31, 2000 and the Closing Date, prepared in accordance with GAAP and in accordance with the accounting principles and procedures set forth in Schedule 1.1(a). Such financial statements shall include the consolidated balance sheets of the Companies (and their Subsidiaries) as of the Closing Date (the "Closing Balance Sheet") and as of December 31, 2000. Sellers shall also deliver to Buyer a statement (the "Closing Statement") setting forth the Book Value of the Companies (and their Subsidiaries) as of December 31, 2000 and as of the Closing Date.
Within ten (10) Business Days after Buyer's receipt of the Closing Balance Sheet and the balance sheet as of December 31, 2000 and the Closing Statement, Buyer may dispute all or any portion of the Closing Statement by giving written notice to Sellers setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "Book Value Disagreement"). Buyer and Sellers shall promptly commence good faith negotiations with a view to resolving all such Book Value Disagreements. If Buyer does not give such notice within the period set forth, Buyer shall be deemed to have irrevocably accepted the calculation of Base Book Value and Final Book Value as set forth in the Closing Statement.
If, within thirty (30) days following the delivery to Buyer of the notice pursuant to Section 3.4(b) of such Book Value Disagreement, Buyer and Sellers do not resolve the Book Value Disagreement (as evidenced by a written agreement among the Buyer and Sellers), such Book Value Disagreement shall be referred to an Independent Accounting Firm mutually selected by Sellers and Buyer for resolution of such Book Value Disagreement in accordance with the terms of this Agreement. If Buyer and Sellers do not promptly agree on the selection of an Independent Accounting Firm, their respective independent public accountants shall mutually select such firm. The determinations of the Independent Accounting Firm with respect to any Book Value Disagreement shall be final and binding upon Buyer and Sellers, and the calculation of Base Book Value and Final Book Value so determined shall be deemed to be final. Buyer and Sellers shall use commercially reasonable efforts to cause the Independent Accounting Firm to render its determination as soon as practicable after referral of the Book Value Disagreement to such firm, and Buyer and Sellers shall cooperate with such firm and provide such firm with reasonable access to their books and records and such other information as such firm may require in order to render its determination. At the commencement of the engagement, Buyer and Sellers shall instruct the Independent Accounting Firm to issue a letter to the Escrow Agent (within three
(3) Business Days following the date the Base Book Value and Final Book Value are finally determined by such firm), instructing the Escrow Agent to release and disburse the Purchase Price Adjustment Escrow Amount in accordance with the Independent Accounting Firm's final determination of such amounts. All of the fees and expenses of the Independent Accounting Firm retained pursuant to this
Section 3.4(c) shall be shared equally by Buyer and Queensway Limited. Final Settlement. If the Final Book Value of the Companies (and their Subsidiaries) is less than the Base Book Value, Sellers shall pay to Buyer an amount equal to the difference between such two amounts. If the Final Book Value of the Companies (and their Subsidiaries) is more than the Base Book Value, Buyer shall pay to Sellers (pursuant to the allocation percentages set forth in Schedule 2.2) an amount equal to the difference between such two amounts. Any payment to be made pursuant to this Section 3.5 shall be made by Wire Transfer within three (3) Business Days following the day on which the Base Book Value and Final Book Value shall have been finally determined pursuant to the terms of Section 3.4 hereof (the "Final Settlement Date"). If, pursuant to this Section 3.5, Sellers are required to pay Buyer any amount, such amount shall first be satisfied out of the Escrow (and paid directly by Escrow Agent), with any balance being paid directly by Sellers. Any payment pursuant to this Section 3.5 shall include interest on such amount for the number of days from and including the Closing Date to, but excluding, the Final Settlement Date at a rate per annum equal to the prime rate of Citibank N.A. in effect from time to time during such period.


REPRESENTATIONS AND WARRANTIES
OF SELLERS AND THE COMPANIES
REGARDING THE COMPANIES and their subsidiaries
         Sellers and each Company hereby, jointly and severally, represent and warrant to Buyer as follows:

Organization and Related Matters. Each Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each Company has the corporate power and authority to carry on its business as it is now being conducted and to own all of its assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary. Schedule 4.1 sets forth a true, accurate and complete list of each jurisdiction in which each Company is so authorized and lists the directors and officers of each Company and its Subsidiaries. Sellers have delivered to Buyer correct and complete copies of the charter and bylaws of each Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each Company and its Subsidiaries are correct and complete. No Company or any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

Noncontravention. Except as set forth in Schedule 4.2, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other Law or restriction of any government, governmental agency, or court to which any Company or any of its Subsidiaries is subject or any provision of the charter or bylaws of any Company or any of its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, Contract, lease, license, instrument, or other arrangement to which any Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Except as set forth in Schedule 4.2, no Company or any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Companies (or their Subsidiaries) to consummate the transactions contemplated by this Agreement.
Capitalization. Schedule 4.3 sets forth a true, accurate and complete list of the authorized, issued, and outstanding capital stock of each Company. All of the Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Sellers as set forth in Schedule 4.3. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that would require any Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Company.
Subsidiaries.
The identity of each Company's Subsidiaries, their respective jurisdictions of organization, their authorized, issued and outstanding shares of capital stock, and the owners of their capital stock are set forth in Schedule 4.4(a). Except as set forth in Schedule 4.4(a), all of the outstanding shares of capital stock of the Subsidiaries of each Company are owned beneficially and of record by such Company, free and clear of any Encumbrances. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise acquire from any Subsidiary or any Company any capital stock of any Subsidiary, whether issued or outstanding, authorized but unissued, or treasury shares. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation or domicile and has the corporate power and authority to carry on its businesses as now being conducted, and to own, lease and operate all of its respective properties and assets. Each Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary. Schedule 4.4(a) sets forth a true, accurate and complete list of all jurisdictions in which the Subsidiaries are so licensed or qualified. There exists no restriction, other than pursuant to applicable Laws, on the payment of cash dividends by any Subsidiary of any Company.
Except (i) as set forth in Schedule 4.4(b), (ii) for the stock of the Subsidiaries, and (iii) for portfolio investments, there are no corporations, partnerships or other entities in which any Company or any of its Subsidiaries owns, of record or beneficially, directly or indirectly, any equity interest or any right (contingent or otherwise) to acquire the same. No Company or Subsidiary is a member of (nor does it conduct any part of its business through) any partnership or other Person. Financial Statements.

Sellers have previously furnished Buyer true and complete copies of each of the Companies (and each of the Subsidiaries) internal December 31, 2000 and 1999 monthly and year-end reporting packages and the balance sheets and statements of income included therein (including all exhibits, notes, schedules and other supporting documentation) (collectively, the "Internal Financial Statements"), which were prepared for purposes of consolidation with Queensway Limited's annual financial statements. The Internal Financial Statements for each Company (and each Subsidiary): (i) were prepared from the books and records of such Company (or Subsidiary); (ii) were prepared in accordance with Canadian generally accepted accounting principles, applied on a basis consistent with the past practices of such Company (or Subsidiary); and (iii) present fairly, in all material respects, the financial position and results of operation of such Company (or Subsidiary) as of the dates reported therein and for the periods covered thereby. The Parties acknowledge that GAAP differs materially from Canadian generally accepted accounting principles only in regard to mark-to-market adjustments with respect to fixed income portfolios and equity securities, and certain purchase accounting adjustments. Sellers have previously furnished Buyer true and complete copies of the audited statutory financial statements of each Insurance Company and Insurance Subsidiary as of December 31, 1999, 1998 and 1997 and the annual statement (as filed with the state of domicile for each Insurance Company and Insurance Subsidiary) for the year ended December 31, 2000 (in each case, including all exhibits, notes, schedules, actuarial opinions and other supporting documentation), prepared in conformity with SAP consistently applied for the periods covered, and the unaudited statutory financial statements (the "Most Recent Financial Statements") of each Insurance Company and Insurance Subsidiary as of February 28, 2001 (collectively, the "SAP Financial Statements"). Each of the balance sheets included in the SAP Financial Statements for each Company (or Subsidiary) fairly presents the financial position of such Company (or Subsidiary) as of its date, and each of the statements of operations for each Company (or Subsidiary) fairly presents the results of operations of such Company (or Subsidiary) for the periods of therein set forth, in each case in accordance with SAP consistently applied for the periods covered, and each of such financial statements reflect, without limitation, all boards, bureau fees and assessments accrued and/or paid by any Insurance Company or any of its Insurance Subsidiaries.

As soon as reasonably practicable, but in no event later than May 15, 2001, Sellers shall deliver to Buyer audited statutory financial statements of each Insurance Company and Insurance Subsidiary as of December 31, 2000. Undisclosed Liabilities. Except for (a) those liabilities or items set forth in Schedule 4.6, (b) those liabilities that are fully reflected or fully reserved against on the Internal Financial Statements of the Companies (and their Subsidiaries) as of December 31, 2000, and (c) liabilities (including, without limitation, intercompany liabilities) incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, the Companies and their Subsidiaries have incurred no liabilities or obligations (whether accrued, absolute, contingent or otherwise, or now due or hereafter to become due and payable). No Company or any of its Subsidiaries is in default under the terms or conditions of any indebtedness.
Regulatory Documents. During each of the last five (5) years, each Company and each of its Insurance Subsidiaries has filed all annual and quarterly or other statements (including, without limitation, statements filed pursuant to each appropriate state's version of the NAIC Model Insurance Holding Company Regulatory Act), together with all exhibits and schedules thereto (collectively, the "Insurance Statements"), required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. All such Insurance Statements (including the SAP Financial Statements) filed by each Insurance Company (or Insurance Subsidiary) were in compliance with all applicable Laws when filed and, as of their respective dates, did not contain any false statements or misstatements of material fact or omit to state any material fact necessary to make the statements set forth therein not misleading, and no material deficiencies have been asserted to any Insurance Company or Insurance Subsidiary by any regulatory commission, agency or authority with respect to such filings or submissions. Sellers have heretofore provided to Buyer true and correct copies of each of the following:
(a) all  Insurance  Statements  since  January  1, 1998 and all  amendments  and supplements thereto which any Insurance Company or Insurance Subsidiary has filed with the insurance regulatory commissions of the States of Michigan, New Jersey, Indiana, Florida or New York; (b) all Reports of Examination and Market Conduct Examinations issued by such insurance regulatory commissions, agencies or authorities in respect of any Insurance Company or Insurance Subsidiary since January 1, 1998; and (c) all written responses made by any Insurance Company or any Insurance Subsidiary with respect to comments from regulatory commissions, agencies or authorities concerning such Insurance Statements, Reports of Examination or Market Conduct Examinations. Except as set forth in Schedule 4.7, the Insurance Companies and Insurance Subsidiaries have resolved, to the satisfaction of each of the applicable regulatory commissions, all issues or problems identified by such regulatory commissions with respect to any Insurance Statement, Report of Examination or Market Conduct Examination described in (a),
(b) and (c) above.
Compliance with Laws; Insurance Operations. Schedule 4.8(a) sets forth a true, accurate and complete list of all licenses, franchises, permits, authorizations (including, without limitation, all "white paper listings" for excess and surplus lines of business) and clearances from appropriate insurance and other Governmental Authorities ("Permits ") held by any Company or any of its
Subsidiaries for the use of their respective properties and assets and the conduct of their respective businesses. Except as set forth in Schedule 4.8(a), each Company and each of its Subsidiaries holds all Permits necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses pursuant to all applicable Laws. Except as set forth in Section 4.8(a), all such Permits are valid and in full force and effect. Except as set forth in Schedule 4.8(a), no Company or any of its Subsidiaries has received any notice that any violation exists or is alleged to exist with respect to any such Permit, and no proceeding is pending or, to Sellers' or the Companies' Knowledge, threatened to suspend, revoke or limit any such Permit. Except as set forth in Schedule 4.8(a), each Company and each of its Subsidiaries are in compliance with its respective obligations under such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of any such Permit. Except as set forth in Schedule 4.8(b), each Company and each of its Subsidiaries is in substantial compliance with all applicable Laws relating to it or any of its assets, properties or operations. Except as set forth in
Schedule 4.8(c), and except for normal examinations conducted by an Governmental Authority in the regular course of the business of the Companies and their Subsidiaries, during the last five (5) years no Governmental Authority has initiated any proceeding with respect to, or investigation into the business or operations of, any Company or any of its Subsidiaries. Schedule 4.8(d) sets forth a true, accurate and complete list of each jurisdiction in which any Company or any of its Subsidiaries is licensed to transact insurance business. Each Insurance Company and Insurance Subsidiary (i) is an authorized insurer (on either an admitted or a nonadmitted basis) in each state in which it presently writes insurance for the type of insurance it presently writes in such states and (ii) meets all statutory and regulatory requirements of all Governmental Authorities which have jurisdiction over it to be an authorized insurer on either an admitted or a nonadmitted basis. Except as set forth in Schedule 4.8(d), there is no proceeding or investigation pending or, to Sellers' or the Companies' Knowledge, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license to transact insurance business. Insurance Issued.
Except as set forth in Schedule 4.9(a), with respect to all insurance issued by any Insurance Company or Insurance Subsidiary: All insurance policies issued, reinsured or underwritten by any Insurance Company or Insurance Subsidiary are, to the extent required by applicable Law, on forms approved by the insurance regulatory authority of the jurisdiction where issued or delivered or have been filed with and not objected to by such authority within the period prescribed for such objection, and utilize premium rates which, if required to be filed with or approved by insurance regulatory authorities, have been so filed or approved and the premiums charged conform thereto.

All insurance policy benefits payable by any Insurance Company or Insurance Subsidiary and, to Sellers' or the Companies' Knowledge, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Insurance Company or Insurance Subsidiary, have been paid or are in the course of settlement in accordance with such Insurance Company's (or Insurance Subsidiary's) standard procedures, except for such benefits for which there is a reasonable basis to contest payment and which are being or have been contested by appropriate proceedings and in accordance with applicable Law.

No Company or any of its Subsidiaries or either Seller has received any information which would reasonably cause it to believe that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with any Insurance Company or Insurance Subsidiary is so impaired as to result in a default thereunder.

All advertising, promotional, sales and solicitation materials and product illustrations used by any Company or any of its Subsidiaries or any agent of any Company or any of its Subsidiaries have complied and are in compliance with all applicable Laws.

Schedule 4.9(b) sets forth a true, accurate and complete list of all managing general agents, managing general underwriters, third party administrators and third party medical providers that any Insurance Company or Insurance Subsidiary currently conducts business with. To Sellers' or the Companies' Knowledge, each general insurance agent, at the time such agent wrote, sold or produced business for any Insurance Company or Insurance Subsidiary since January 1, 1996 was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business and was properly appointed by such Insurance Company or Insurance Subsidiary. All written contracts and agreements between any general agent (or subagent thereof), on the one hand, and any Insurance Company or Insurance Subsidiary, on the other hand, are (and have been at all times) in material compliance with all applicable Laws and regulations. To Sellers' or the Companies' Knowledge, no such general agent (or subagent thereof) is the subject of, or party to action or proceeding under applicable Law. As of the date hereof, no Insurance Company or Insurance Subsidiary has been advised that any insurance agent intends to terminate or change its relationship with any Insurance Company or Insurance Subsidiary as a result of the transactions contemplated by this Agreement.
Except as set forth in Schedule 4.9(c), no Insurance Company or Insurance Subsidiary is a party to any fronting agreement or places or sells reinsurance whether for its own account or for any reinsurance company. To Sellers' or the Companies' Knowledge, during each of the last five (5) years, each E&S Broker has collected and paid all excess and surplus premium taxes in compliance with all applicable Laws, with respect to all excess and surplus insurance issued by any Insurance Company or Insurance Subsidiary.
Schedule 4.9(e) sets forth true, accurate and complete list of all fines and penalties paid by any Insurance Company or Insurance Subsidiary, with respect to their respective insurance businesses, over the last five (5) years. Schedule 4.9(f) sets forth a true, accurate and complete list of all actuarial reports prepared during the last three (3) years for or on behalf of any Insurance Company or Insurance Subsidiary.
Seller has provided to Buyer a true, accurate and complete list of all consumer complaints made against any Insurance Company or Insurance Subsidiary during the last three (3) years. Rating Agencies. Except as set forth in Schedule 4.10, since December 31, 2000, no rating agency has imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Insurance Company or Insurance Subsidiary or indicated to any Insurance Company or Insurance Subsidiary that it is considering the downgrade of any rating assigned to any Insurance Company or Insurance Subsidiary. As of the date of this Agreement, the Insurance Companies and the Insurance Subsidiaries have the A.M. Best rating set forth in Schedule 4.10.
Reserves. All statutory reserves as established or reflected in the Insurance Statements were determined in accordance with SAP and generally accepted actuarial assumptions, met the requirements of the insurance laws of each applicable jurisdiction as of the respective dates of such statements, and reflect a reasonable provision for unpaid policy losses and loss adjustment expenses as of such date. The reserves of each Insurance Company and Insurance Subsidiary (including, but not limited to, the reserves for incurred losses, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses for incurred but not reported losses (the "Loss Reserves") as set forth in the Internal Financial Statements and the SAP Financial Statements) were determined in good faith by each Insurance Company and Insurance Subsidiary in accordance with generally accepted accounting principles.  The  Loss  Reserves  established  or  reflected  in  the  Insurance
Statements  were  determined in accordance  with  generally  accepted  actuarial standards consistently applied and are (and at all times were) in full compliance with the insurance Laws, rules and regulations of their respective states of domicile as well as those of any other applicable jurisdictions. Sellers have delivered or made available to Buyer true and complete copies of all actuarial reports and actuarial certificates in the possession or control of either Seller, any Insurance Company or Insurance Subsidiary or any Affiliate thereof relating to the adequacy of the Loss Reserves (or any portion thereof) of each Insurance Company and Insurance Subsidiary for any period ended on or after December 31, 1998.
Investment Portfolio. Each Company and Subsidiary which owns an investment portfolio acquired such portfolio in the ordinary course of business. Schedule
4.12 sets forth a true, accurate and complete list of the securities and other investments in each such investment portfolio as of February 28, 2001, with true and correct information included thereon as to the cost of each such investment and the market value thereof as of such date. Except as otherwise set forth in
Schedule 4.12, (i) none of the investments included in any such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent, (ii) all investments included in any such investment portfolio comply (x) with all insurance Laws and regulations of each of the states to which each Company and Subsidiary is subject relating thereto and (y) with all federal and state securities Laws, and (iii) such investments constitute all of the investments or holdings (including loans to agencies) of each Company and Subsidiary. Premium Balances Receivable. The premiums receivable balance and reinsurance accounts receivable balance of each Insurance Company and Insurance Subsidiary as reflected in each Insurance Company's and Insurance Subsidiary's financial statements for the year ended December 31, 2000, to the extent uncollected on the date hereof, and the premiums receivable balance and reinsurance accounts receivable balance reflected on the books of each Insurance Company and Insurance Subsidiary as of the date hereof, are valid and existing and represent bonafide monies due, collectible under their terms, and each Insurance Company and Insurance Subsidiary has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties or affecting any amount thereof.
Reinsurance  Agreements.  Schedule 4.14 sets forth a true, accurate and complete list of all reinsurance treaties and contracts applicable to each Insurance Company (whether as ceding insurer or assuming reinsurer) or Insurance Subsidiary (the "Reinsurance Agreements"), copies of which have been delivered or made available to Buyer. Each of the Reinsurance Agreements is valid and binding in accordance with its terms and is in full force and effect. Except as set forth in Schedule 4.14, none of the Reinsurance Agreements will terminate because of a change in control of any Insurance Company or Insurance Subsidiary pursuant to the transactions contemplated herein. No other party to any Reinsurance Agreement has given notice to any Insurance Company or Insurance Subsidiary that it intends to terminate or cancel any such Reinsurance Agreement as a result of the transactions contemplated hereunder or the contemplated operations of any Company or any of its Subsidiaries after such transactions are consummated. Each Insurance Company and Insurance Subsidiary that has ceded reinsurance pursuant to any such Reinsurance Agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such Reinsurance Agreement), with such credit accounted for (i) pursuant to SAP, as a reduction of such Insurance Company's (or Insurance Subsidiary's) loss reserves; and (ii) pursuant to GAAP, as a reinsurance recoverable asset. To Sellers' or the Companies' Knowledge, each of the reinsurers which is a party to the Reinsurance Agreements is in good financial position. Except as set forth in Schedule 4.14, there are no Reinsurance Agreements pursuant to which any Person (other than any Insurance Company or Insurance Subsidiary) has an obligation (in whole or in part) for the payment of reinsurance premiums with respect to the reinsurance provided under such Reinsurance Agreements.
Contracts. Schedule 4.15 sets forth a true, accurate and complete list of all Contracts of the following types to which any Company or any of its Subsidiaries is a party or by which such Company or any such Subsidiary is bound: all employment, agency (other than insurance agency), consultation, or representation Contracts or other Contracts of any type (including, without limitation, loans or advances) with any present or former officer, director, shareholder, Key Employee, agent (other than an insurance agent), consultant, or other similar representative of any Company or any of its Subsidiaries; a specimen form insurance agent Contract and any insurance agent Contract having terms different in any material respect than the terms contained in the specimen form agent Contract; all leases or subleases of real property used in the business of any Company or any of its Subsidiaries; all leases of automobiles used in the business of any Company or any of its Subsidiaries; all reinsurance (whether as assuming or ceding insurer or otherwise), coinsurance or other similar Contracts; any Contract (other than as set forth in Section 4.15(a)) of any kind with any director, officer, shareholder or employee of any Company or any of its Subsidiaries or any of the respective Affiliates of such individuals or any Affiliate or former owner of any Company or any of its Subsidiaries; any Contract pursuant to which any Company or any of its Subsidiaries grants or is granted any license or other rights to use any of the assets of such Company or any of its Subsidiaries or any rights of joint use with respect to any of such assets; any Contract (other than insurance policies issued in the ordinary course of business) that: (i) requires a payment by any party in excess of, or a series of payments that in aggregate exceed, $25,000 during the course of one year; or (ii) has a term, or requires the performance of any obligations by any Company or any of its Subsidiaries over a period, in excess of one (1) year; any Contract pursuant to which any Company or any of its Subsidiaries has made or will make loans or advances, or have or will have incurred debts or become a guarantor or surety or pledged its credit, or otherwise become responsible with respect to any undertaking of another Person (including, without limitation, any indenture, credit agreement, or loan agreement, note, mortgage, security agreement, or loan commitment);

any Contract involving an investment by any Company or any of its Subsidiaries in any partnership, limited liability company or joint-venture;

 any Contract involving noncompetition or any other restriction with respect to the geographical area of operation s or scope or type of business of any Company or any of its Subsidiaries;

any binding authority agreement;

any Contract requiring the approval or consent of a party (other than any Company or any of its Subsidiaries) or triggering a right or obligation of a party as a result of the transactions contemplated hereunder;

any Contract relating to any acquisition or disposition of any capital stock or equity interest of, or any material portion of the assets of any Company or any of its Subsidiaries; and

any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum.

Sellers have delivered to Buyer a correct and complete copy of each written agreement set forth in Schedule 4.15 and a written summary setting forth the terms and conditions of each oral agreement set forth in Schedule 4.15. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity; (iii) no Company or Subsidiary or, to Sellers' or the Companies' Knowledge, any other party to such agreement, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by any Company or Subsidiary, or to Sellers' or the Companies' Knowledge, any other party to such agreement, or permit termination, modification, or acceleration, under the agreement; and (iv) no Company or Subsidiary or, to Sellers' or the Companies' Knowledge, any other party to such agreement, has repudiated any provision of the agreement.
Legal Proceedings. Except as set forth in Schedule 4.16, no Company or any of its Subsidiaries is a party to any, and there are no pending or, to Sell ers' or the Companies' Knowledge, threatened, other than in the ordinary course of business in the course of litigating and settling claims, legal, administrative, arbitration or other proceedings, claims, actions (including, without limitation, industry-based class actions) or governmental or regulatory investigations of any nature against or otherwise affecting any Company or any of its Subsidiaries or any of their respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, stipulation, consent or regulatory restriction imposed by any court or Governmental Authority upon any Company or any of its Subsidiaries or any of their respective properties or assets.
No Material Adverse Change. Except as set forth in Schedule 4.17, since December 31, 2000, each Company and each of its Subsidiaries has conducted its businesses in all respects only in the ordinary course of business and has not: suffered any Material Adverse Effect; suffered any material damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance) which has not been repaired;

sold, transferred, conveyed, assigned or otherwise disposed of any of their assets or properties; waived, released, compromised or canceled actions against any third parties or any debts owing to them; made any changes in their accounting systems (GAAP or SAP), policies, principles or practices; entered into, authorized, or permitted any transaction with any director, officer, employee or Affiliate;
authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of their capital stock or equity interests or any other securities, or amended any of the terms of any such securities;

split, combined, or reclassified any shares of their capital stock or equity interests, declared, set aside or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of their capital stock or equity interests, or redeemed or otherwise acquired any of their securities;

made any borrowing, incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness;

made any loans, advances or capital contributions to, or investments in, any Person which exceed $25,000 in the aggregate; entered into any agreement, Contract, lease, or license (or series of related agreements, Contracts, leases, and licenses), other than insurance policies entered into in the ordinary course of business, involving more than $25,000;

accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which any Company or any of its Subsidiaries is a party or by which any of them is bound;

entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, consultant or employee, or increased the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required or permitted by any existing plan and arrangement, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

imposed any Encumbrance on any assets;

made or authorized any change in the certificate of incorporation or bylaws (or comparable documents) of any Company or any of its Subsidiaries;

initiated or been made a party to any lawsuits or proceedings (other than in the ordinary course of business in the course of litigating and settling claims) governmental investigations pending or, to Sellers' or the Companies' Knowledge, threatened against any Company or any of its Subsidiaries; their officers, directors, properties, operations or business; and there has been no action, suit or proceeding by any Governmental Agency pending or, to Sellers' or the Companies' Knowledge, threatened which questions the legality or propriety of this Agreement;

made any material amendment to the insurance policies in force of any Company or any of its Subsidiaries; made any change in the methodology used in the determination of the reserve liabilities of any Company or any of its Subsidiaries or any reserves contained in the GAAP Financial Statements or the SAP Financial Statements;

terminated, amended or entered into as a ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto;

introduced any new insurance policy or made any changes in its customary marketing, pricing, underwriting, investing or actuarial practices and policies;

cancelled any liability (other than, with respect to N.P. Premium Finance Company, liabilities cancelled in the ordinary course of business) owed to any Company or any of its Subsidiaries by any other Person or entity;

written-off  or  written-down,   or  made  any  determination  to  write-off  or
write-down, any assets or properties (other than any statutory write-down of investment assets which is not related to a permanent impairment of value) of any Company of any of its Subsidiaries or any portion thereof;

made expenditures or commitments for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of any Company or any of its Subsidiaries in excess of $50,000 in the aggregate;

made any change in any marketing relationship between any Insurance Company or Insurance Subsidiary and any Person or entity through which any Insurance Company or Insurance Subsidiary sells insurance Contracts; or

committed to any of the foregoing.

Real  Property.  No Company or any of its  Subsidiaries  owns any Real Property.
Schedule 4.18 provides a true, accurate and complete list of all leased Real Property used by any Company or any of its Subsidiaries in their respective businesses. Except as set forth in Schedule 4.18, to Sellers' or the Companies' Knowledge, the buildings, facilities, installations, fixtures and other structures or improvements included as part of the Real Property have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations. The activities carried on by the Companies or their Subsidiaries in such buildings, facilities, installations, fixtures and other structures or improvements, and the buildings, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of or in conflict with any applicable zoning, environmental or health regulation or ordinance or any other similar Law. To Sellers' or the Companies' Knowledge, except as set forth in Schedule 4.18, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or hazardous or toxic wastes, substances or materials have been used in the construction or repair of, or any alterations or additions to, or are currently located in or on, any portion of the Real Property. To Sellers' or the Companies' Knowledge, no parcel of land included in the Real Property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid, recorded easements not subject to divestiture, the terms of which have been disclosed to the Buyer prior to the date hereof. To Sellers' or the Companies' Knowledge, all covenants or other restrictions (if any) to which any of the Real Property is subject are being properly performed and observed and none of the Companies, their Subsidiaries nor either Seller has received any notice of violation (or claimed violation) thereof. Sellers have delivered to Buyer true, accurate and complete copies of all Real Property leases to which any Company or any of its Subsidiaries is a party and copies of all reports of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. To Sellers' or the Companies' Knowledge, there is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property.

Personal Property. Schedule 4.19 sets forth a true, accurate and complete list of all Equipment and personal property owned or leased by any Company or any of its Subsidiaries which is capitalized in accordance with the Companies' accounting policies. Except as set forth in Schedule 4.19, all of the Equipment and all of the personal property leased by any Company or its Subsidiaries is presently utilized by such Company (or Subsidiary) in the ordinary course of its business and is in good operating condition and repair (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations. Intellectual Property. Schedule 4.20(a) sets forth a true, accurate and complete list of all owned or licensed Intellectual Property used by any Company or any of its Subsidiaries in the conduct of their respective businesses. Except as set forth in Schedule 4.20(b), each Company and each of its Subsidiaries owns or possesses, or has licenses to use, adequate Intellectual Property necessary to carry on its respective businesses as presently conducted, and the use thereof does not conflict with or infringe upon or otherwise violate any rights of others. No claim has been asserted by any person with respect to the use of any Intellectual Property challenging or questioning the validity or effectiveness of the use thereof and no valid basis exists for any such claim. No Company or any of its Subsidiaries has infringed the proprietary software rights of any third party and, to Sellers' or the Companies' Knowledge, no third party has infringed the proprietary software rights of any Company or any of its Subsidiaries. With respect to each item of owned Intellectual Property set forth in Schedule 4.20(a):
such Company or Subsidiary possess all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Sellers' or the Companies' Knowledge, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and no Company or any of its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.
With  respect  to each  item of  licensed  Intellectual  Property  set  forth in
Schedule 4.20(a): the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Sellers' or the Companies' Knowledge, threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

no Company or any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

Computer Systems. Except as set forth in Schedule 4.21, all computer hardware and software and related materials used by any Company or any of its Subsidiaries (collectively referred to as the "Computer System") are in good working order and condition (ordinary wear and tear excepted), and no Company or any of its Subsidiaries has experienced any significant defects in design, workmanship or material, and the Computer System has the performance capabilities, characteristics and functions necessary to conduct the business as presently conducted. The use of the Computer System (including any software modifications) (i) has not violated or infringed upon, and will not violate or infringe upon, the rights of any third parties and (ii) has not resulted, and will not result, in the termination of (A) any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided to any Company or any of its Subsidiaries with respect to the business of such Company or Subsidiary, (B) warranties available to any Company or any of its Subsidiaries with respect to the business of such Company or Subsidiary, or (C) rights of any Company or any of its Subsidiaries with respect to the use of such Computer System. Each Company and each of its Subsidiaries has full and adequate user and service documentation for the Computer System. Except as set forth in Schedule 4.21, only the Companies and their Subsidiaries have any rights of ownership or use to the Computer System, and after the closing of the transactions contemplated hereunder, each of the Companies and their Subsidiaries will be able to fully utilize the Computer System on an ongoing basis without any modifications thereto or licensing any rights thereto from Sellers or any Affiliates of Sellers. Except as set forth in Schedule 4.21, the century change is supported in the Computer System's logic and data and, as of the date hereof, the Computer System has had no problems processing data related to dates following December 31, 1999. Sufficiency and Condition of Assets. Each Company and each of its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Except as set forth in Schedule 4.22, each such tangible asset is free from material defects (patent and, to Sellers' or the Companies' Knowledge, latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.
Title to Assets. Except as set forth in Schedule 4.23, each Company (and each of its Subsidiaries) has good and marketable title to and is the lawful owner of all of the assets of such Company (or Subsidiary, as applicable) (including, without limitation, all assets reflected on the balance sheets included in the Internal Financial Statements), free and clear of all Encumbrances. At the Closing, upon the purchase of the Shares by Buyer, each Company (and each of its Subsidiaries) shall be the sole and lawful owner of, and have good and marketable title to, all of the assets of such Company (or Subsidiary, as applicable), free and clear of all Encumbrances, except as set forth in Schedule 4.23.
Taxes.
The amount provided on the Closing Balance Sheet for all Taxes are adequate to cover all unpaid liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which each Company and each of its Subsidiaries may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. No Company or any of its Subsidiaries has incurred any Tax liabilities other than in the ordinary course of business for any taxable year for which the statute of limitations has not expired. There are no tax liens (other than liens for current Taxes not yet due and payable) upon the properties or assets of any Company or any of its Subsidiaries.
Except as set forth in Schedule 4.24(b), Sellers, on a consolidated, combined, or other basis which includes each Company and each of its Subsidiaries, as appropriate, has: (i) timely filed (taking in account all valid extensions), or caused to be filed, all Tax Returns of whatever nature required to be filed by each Company or any of its direct or indirect Subsidiaries as of the date of this Agreement in any jurisdiction to which such Company or its direct or indirect Subsidiaries is subject, and (ii) timely paid in full all Taxes shown on the Tax Returns or provided adequate reserves therefore. Each such Tax Return is true and correct, and no Company or any of its Subsidiaries will have any additional liability with respect thereto.
Sellers have delivered to or made available for review by Buyer complete and correct copies of Tax Returns of each Company and all direct or indirect Subsidiaries of such Company filed for the taxable years ended December 31, 1996 through the date of this Agreement, inclusive.
Except as set forth in Schedule 4.24(d), no Seller or the Companies or any of their Subsidiaries have granted or has been requested to grant any unexpired waiver or extension of any statute of limitations in connection with or in respect of the examination of any Tax Return filed by, or with respect to, any Company or any of its Subsidiaries (including any consolidated or combined tax returns or reports that include the Companies and Sellers).
Except as set forth in Schedule 4.24(e), no Tax Return is presently undergoing an audit or examination by the IRS or any other taxing authority, and no Seller or any of the Companies is aware of any proposed or contemplated commencement of any such audit or examination; there are no proceedings or actions pending for the assessment, or collection of additional Taxes; and there are no material outstanding deficiencies asserted by any taxing authority.
Sellers have disclosed the contents of, or made available to Buyer copies of, all Internal Revenue Service revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of any Company or any of its Subsidiaries received by Sellers or the Companies from any taxing authority with respect to past periods for which the applicable statute of limitations has not expired.
Except as set forth in Schedule 4.24(g), no Company or any of its Subsidiaries has received a Tax Ruling or entered into a Tax Closing Agreement with any taxing authority (foreign or domestic) that would affect such Company or Subsidiary after the Closing Date. For purposes of the preceding sentence, the term "Tax Ruling" shall mean written rulings of a taxing authority relating to Taxes, and the term "Tax Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

Each Company and each of its Subsidiaries has complied with all applicable Laws relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper taxing authority all amounts required to be so collected or withheld for all periods up to (but not including) the Closing Date. Except as set forth in Schedule 4.24(i), no Company or any of its Subsidiaries is or will be required to make any material adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method or otherwise.

Each Company and each of the Subsidiaries set forth in Schedule 4.24(j) is properly treated as an "insurance company" as defined for purposes of Sections 801 and 848 of the Code, and has qualified for such treatment for each taxable year of its existence. No Company or any of its Subsidiaries is or has been a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section
897(c)(1)(A)(ii) of the Code. Except as set forth in Schedule 4.24(l), no Company or any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.
None of the assets of any Company or any of its Subsidiaries constitute tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Closing Balance Sheet is subject to a lease, safe harbor lease or other arrangement as a result of which any Company or any of its Subsidiaries is not treated as the owner for federal income tax purposes.
Environmental Matters. Except as set forth in Schedule 4.25: (a) neither the business or operation of any Company or any of its Subsidiaries nor any of the assets or, to Sellers' or the Companies' Knowledge, Real Property, of any Company or any of its Subsidiaries violate any applicable Environmental Law in effect as of the date hereof, and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any such Law; (b) no Seller or any Company or any of their Subsidiaries has stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at the Real Property, except for inventories of chemicals which are to be used in the ordinary course of business (which inventories have been stored or used in accordance with all applicable Environmental Permits and all Environmental Laws); (c) none of Sellers, the Companies, their Subsidiaries or any of their respective Affiliates has received any notice from any Governmental Authority or private entity advising it that the Real Property or the operation of any Company's (or its Subsidiaries') business is in violation of any Environmental Law or any applicable Environmental Permit or that any of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath the Real Property; (d) no Company or any of its Subsidiaries nor any of their operations are the subject of federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws; (e) no Company or any of its Subsidiaries has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials on, beneath or about the Real Property or any property adjacent thereto; and (f) to Sellers' or the Companies' Knowledge, no pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law are currently stored or otherwise located at the Real Property. Each Company and Subsidiary has timely filed all reports required to be filed by it with respect to the Real Property and the operation of such Company's (or Subsidiary's) business, and has generated and maintained all required data, documentation and records required of it, under any applicable Environmental Laws with respect thereto. Employees. To Sellers' and the Companies' Knowledge, no executive, Key Employee, or group of employees has any plans to terminate employment with any Company or any of its Subsidiaries. No Company or any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. No Company or any of its Subsidiaries has committed any unfair labor practice. To Sellers ' or the Companies' Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any Company or any of its Subsidiaries.
Employee Benefit Plans.
Except as set forth in Schedule 4.27(a), no Company or any of its Subsidiaries nor any of their respective ERISA Affiliates maintains, is a party to, participates in, or has any liability, or contingent liability with respect to: any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(1) and 3(2) of ERISA, respectively); any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation plan, vacation pay plan, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA); or any employment agreement or consulting agreement.

Schedule 4.27(b) sets forth a true, accurate and complete list of each employee benefit plan, arrangement or agreement of each Company and each of its Subsidiaries (collectively, the "Employee Benefit Plans"), and all Contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, have been provided to Buyer. A true, accurate and complete copy of each such plan and related agreement has been provided to Buyer. In the case of any Employee Benefit Plan which is not in written form, Buyer has been provided an accurate description of such Employee Benefit Plan as in effect on the date hereof. A copy of each IRS or DOL audit on any Employee Benefit Plan during the last three
(3) years, and a true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been provided to Buyer, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports provided. Except as set forth in Schedule 4.27(b), with respect to each such IRS or DOL audit of an Employee Benefit Plan, all audit issues have been fully resolved, as of the date hereof, to the satisfaction of the IRS or DOL, as applicable.
 As to all Employee Benefit Plans:
All Employee Benefit Plans comply and have been administered in form and in operation in all respects in accordance with their terms and with all applicable requirements of Law (including, in the case of any Employee Benefit Plan which is an employee pension benefit plan, the requirements of Sections 401(a) and 501(a) of the Code), and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

Each Employee Benefit Plan which is an employee pension benefit plan is the subject of a favorable determination letter issued by the IRS with respect to the qualified status of such plan under Section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under Section 501(a) of the Code; all amendments to any such plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired are covered by a favorable IRS determination letter; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under Section 511 of the Code.

None of the assets of any Employee Benefit Plan are invested in employer securities or employer real property.

There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan and no Company or any of its Subsidiaries has engaged in any prohibited transaction.

There have been no acts or omissions by any Company or any of its Subsidiaries nor any of their respective ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which any Company or any of its Subsidiaries may be liable.
There are no actions, suits or claims (other than routine claims for benefits) pending or, to Sellers' or the Companies' Knowledge, threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).
No Employee Benefit Plan is subject to Title IV of ERISA and no Employee Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

Each Employee Benefit Plan which constitutes a "group health plan" (as defined in Section 607(i) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or Sections 601-608 of ERISA, have been operated in compliance with applicable Law, including continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA and the portability and nondiscrimination requirements of Sections 9801 and 9802 of the Code and Sections 701-707 of ERISA, to the extent such requirements are applicable.

Except as set forth in Schedule 4.27(c), no Company or any of its Subsidiaries has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any postretirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of each Company (and each of its Subsidiaries) and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable Laws for the plan years which include the Closing Date. There has been no act or omission that would impair the ability of any Company or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Employee Benefit Plan.

Except as set forth in Schedule 4.27(d), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Company Employee to severance pay; (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any Company Employee; or (iii) result in the payment to any Company Employee of an amount that will be an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code).

Insurance Policies. Schedule 4.28 sets forth a true, accurate and complete list of all policies of fire, liability, life and employee health, environmental, worker's compensation and other forms of insurance currently held and maintained by each Company and each of its Subsidiaries, specifying the insurer, the amount of coverage and the type of insurance under each such policy. None of such policies is in default. Each of such policies is in full force and effect and all premium payments are current or accruals therefor provided. No notice of cancellation or termination has been received by such Company or such Subsidiary with respect to any such policy. Coverage for the Companies and their Subsidiaries under all such policies will not expire prior to the Closing Date and will not terminate as a result of the transactions contemplated hereby. Such policies are sufficient for compliance with all applicable Laws. Except as set forth in Schedule 4.28, during the last five (5) years, no Company or any of its Subsidiaries (i) has been refused any insurance with respect to its assets or operations, nor has any such coverage been restricted to less than the requested scope or amount by the relevant carrier, or (ii) has filed any bonding claims against the issuers of the policies set forth in Schedule 4.28. A copy of each such policy has been delivered to Buyer.
Related Party Transactions. Except as set forth in Schedule 4.29, no director, officer, Key Employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of any Company or any of its Subsidiaries (each a "Related Party") (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to any Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of any Company or any of its Subsidiaries, (B) engaged in a business related to the business of any Company or any of its Subsidiaries, or (C) participated in any transaction to which any Company or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with any Company or any of its Subsidiaries.
Obligations to Former Owners. Schedule 4.30 sets forth a true, accurate and complete list of each obligation (as of the date hereof) of any Company or any of its Subsidiaries to any former owner of any Company or any of its Subsidiaries or any of their Affiliates. Guarantees. Except as set forth in
Schedule 4.31, no Company or any of its Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.
No Other Agreement. Neither Seller nor any Company nor any of their respective Subsidiaries or Affiliates has any Contract, agreement, arrangement or understanding with respect to the sale or other disposition of the assets of any Company or any of its Subsidiaries or the Shares except as set forth in this Agreement.
Bank Accounts. Schedule 4.33 sets forth a true, accurate and complete list of the names and locations of each bank or other financial institution at which any Company or any of its Subsidiaries has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all persons, if any, now holding powers of attorney or comparable delegation or authority from such Company or such Subsidiary and a summary statement thereof. Powers of Attorney. Except as set forth in Schedule 4.34, there are no outstanding powers of attorney executed by or on behalf of any Company or any of its Subsidiaries.
No Other Broker. Other than Broker (which represents Sellers), the fees and expenses of which will be paid by Sellers, no broker, finder or similar intermediary has acted for or on behalf of Sellers, the Companies or the Subsidiaries, or is entitled to any broker's, finder's or similar fee or other commissions from Sellers, the Companies or the Subsidiaries, in connection with this Agreement or the transactions contemplated hereby.
Capital Expenditures. Schedule 4.36 sets forth a complete and accurate list of all capital expenditures in excess of $25,000 expected to be made by any Company or any Subsidiary during 2001. Conduct of Business. During the period from December 31, 2000 until the date hereof, no Company or Subsidiary acted in any manner as described in Section 7.2(b), except as disclosed in Schedule 4.6(I),
Schedule 4.15(f) and (o), Schedule 4.17(a), and Schedule 4.31 (II).
Accuracy of Statements. Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Sellers and/or any Company to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact regarding Sellers, the Companies (and their Subsidiaries), the assets of the Companies (and their Subsidiaries) or the Shares, or omits or will omit to state a material fact necessary to make the statements regarding Sellers, the Companies (and their Subsidiaries), the assets of the Companies (and their Subsidiaries) or the Shares contained herein or therein, in light of the circumstances in which they are made, not misleading.














REPRESENTATIONS AND WARRANTIES OF SELLERS
REGARDING THE TRANSACTION

Due Organization of Sellers. Queensway Limited and Queensway Inc. are corporations, duly organized, validly existing, and in good standing under the laws of Ontario, Canada, and Delaware, respectively. Due Authorization. Each Seller has full requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party. Each Seller has duly and validly executed and delivered this Agreement, and, except as set forth in Schedule 5.3(a), no other actions or proceedings on the part of either Seller are necessary to authorize the execution, delivery and performance by either Seller of this Agreement, or the transactions contemplated hereby. No other actions or proceedings on the part of either Seller are necessary to authorize the execution, delivery and performance by either Seller of the Related Agreements to which it is a party or the transactions contemplated thereby, and, prior to or at the Closing, each Seller will have duly and validly executed and delivered the Related Agreements to which it is a party. This Agreement constitutes legal, valid and binding obligations of each Seller, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity. The Related Agreements to which each Seller is a party, upon execution and delivery by such Seller, will constitute legal, valid and binding obligations of such Seller, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity.
Consents and Approvals; No Conflicts.
Except for the consents set forth in Schedule 5.3(a), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, any Governmental Authority agency or any other Person not a party to this Agreement or the Related Agreements is necessary in connection with the execution, delivery and performance by either Seller of its obligations under this Agreement, the Related Agreements, or the consummation by either Seller of the transactions contemplated hereby or thereby. Except as set forth in Schedule 5.3(b), the execution, delivery and performance by each Seller of its obligations under this Agreement and the Related Agreements, and the consummation by each Seller of the transactions contemplated hereby and thereby, do not and will not: (i) violate any Law applicable to either Seller, its businesses or affairs, or any of the assets of either Seller; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Encumbrance upon the Shares or any of the assets of either Seller, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which either Seller is a party or by which either Seller or any of its assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of either Seller secured by any of the Shares or assets of either Seller; or (iv) violate or conflict with any provision of the articles of incorporation or bylaws of either Seller. Ownership of Shares. Except as set forth in Schedule 5.4, (a) Queensway Inc. is the record and beneficial owner of the Company Shares, free and clear of any Encumbrance or other restriction, and will transfer and deliver to Buyer at the Closing good and valid title to such Company Shares, free and clear of any Encumbrance or other restriction, and (b) Queensway Limited is the record and beneficial owner of the Queens Pointe Shares, free and clear of any Encumbrance or other restriction, and will transfer and deliver to Buyer at the Closing good and valid title to such Queens Pointe Shares, free and clear of any Encumbrance or other restriction. Neither Seller is a party to any option, warrant, purchase right or other Contract or commitment which could require such Seller to sell, transfer or otherwise dispose of any of the Shares (other than this Agreement). Neither Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Shares.

REPRESENTATIONS AND WARRANTIES OF BUYER
Organization and Related Matters. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Due Authorization. Buyer has full requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party. Buyer has duly and validly executed and delivered this Agreement, and no other actions or proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of this Agreement, or the transactions contemplated hereby. No other actions or proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of the Related Agreements to which it is a party or the transactions contemplated thereby, and, prior to or at the Closing, Buyer will have duly and validly executed and delivered the Related Agreements to which it is a party. This Agreement constitutes legal, valid and binding obligations of Buyer, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity. The Related Agreements to which Buyer is a party, upon execution and delivery by Buyer, will constitute legal, valid and binding obligations of Buyer, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity.
Consents and Approvals; No Conflicts.
Except for the consents set forth in Schedule 6.3, no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, any Governmental Authority or any other Person not a party to this Agreement or the Related Agreements is necessary in connection with the execution, delivery and performance by Buyer of its obligations under this Agreement, the Related Agreements, or the consummation by Buyer of the transactions contemplated hereby or thereby.
The execution, delivery and performance by Buyer of its obligations under this Agreement and the Related Agreements, and the consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not: (i) violate any Law applicable to Buyer, its businesses or affairs, or any of the assets of Buyer; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Buyer is a party or by which Buyer or any of its assets are bound; or (iii) violate or conflict with any provision of the articles of incorporation or bylaws of Buyer. Insurance Regulatory Consents and Approval. Except for (a) Form A filings with or orders from the insurance regulatory departments of the States of Michigan, New Jersey, Indiana, Florida, New York and, if applicable, California and Illinois, (b) as set forth in Schedule 6.4, and (c) such other filings, authorizations, consents or approvals the failure to make or obtain which would not have a material adverse effect on the ability of Buyer to complete the transactions contemplated hereby, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by Buyer of this Agreement, or (ii) the consummation by Buyer of the transactions contemplated hereby. Legal Proceedings. Buyer is not a party to any, and there are no pending or, to Buyer's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or otherwise affecting, directly or indirectly, Buyer's ability to execute and deliver this Agreement and to perform its obligations hereunder or challenging the validity of the transactions contemplated by this Agreement. Financing. Buyer has, or will at Closing have, sufficient cash to consummate the transactions contemplated hereby and to pay related fees and expenses.


COVENANTS

Mutual Covenants.

Confidentiality and Announcements.
Except as provided in Section 7.1(a)(ii) below, no Party or any of their respective Subsidiaries or Affiliates, shall disclose publicly (A) the fact of execution and delivery hereof other than with the prior written consent of each of the other Parties or (B) any of the contents hereof other than as required by Law upon prior notice to the other Parties and other than with the prior consent of each of the other Parties.
The Parties shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any Party, following notification to the other Parties if practicable, from making any disclosure which its counsel determines to be required by Law.
Covenants with Respect to Agreement. During the period from the date of this Agreement through the Closing Date, except as required by applicable Law or with the prior written consent of the other Parties hereto, no Party shall take any action (or avoid taking action) that would, or could reasonably be expected to:
(i) result in any of such Party's representations and warranties set forth in this Agreement being or becoming untrue; (ii) result in any of the conditions to the Closing set forth in Article VIII not being satisfied; (iii) result in a violation of any provision of this Agreement; or (iv) adversely affect or delay the receipt of any of the requisite regulatory approvals.
Regulatory Matters; Third Party Consents.
Sellers and Buyer shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Sellers and Buyer shall have the right to review in advance, and shall consult with the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Sellers, the Companies and their Subsidiaries or Buyer, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall be deemed to provide any Party with a right to review any information provided to any Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The Parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated herein. The Party responsible for a filing as set forth above shall promptly deliver to the other Parties evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The Party responsible for a filing shall also promptly deliver to the other Parties a copy of each material notice, order, opinion and other item of correspondence received by such filing Party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, the Parties shall act reasonably and as promptly as practicable. Without limiting the generality of the foregoing, within fifteen (15) Business Days after the date hereof, Buyer shall make Form A filings with the insurance departments of the States of Michigan, New Jersey, Indiana, Florida, New York and, if applicable, California and Illinois with respect to the transactions contemplated hereby. Buyer shall promptly make any and all other filings and submissions of information with such insurance departments which are required or requested by such insurance departments in order to obtain the approvals required by such insurance departments to consummate the transactions contemplated hereby. Sellers shall furnish Buyer with such necessary information and reasonable assistance as Buyer may reasonably request in connection with its preparation of such Form A filings and other filings or submissions. Buyer shall keep Sellers fully apprised of its actions with respect to all filings and submissions and shall provide Sellers with copies of such Form A filings and other filings or submissions. Sellers and Buyer shall, upon request, furnish each other with all information concerning themselves, their Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Buyer, the Companies, the Subsidiaries or any of their respective Affiliates to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality). Sellers and Buyer shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

Further Assurances. Each of the Parties shall execute such documents and other papers and perform such further acts, as expeditiously as possible, as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall, on or prior to the Closing Date, use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article IX below). Sellers acknowledge and agree that, from and after the Closing, Buyer shall be entitled to possession of all documents, books, records (including Tax Records), agreements, and financial data of any sort relating to each Company and its Subsidiaries.
Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Covenants of Sellers and the Companies.
Pre-Closing Conduct of Business: Affirmative Covenants. During the period from the date of this Agreement through the Closing Date, except as contemplated or permitted by this Agreement or with the consent of Buyer (which shall not be unreasonably withheld or delayed), Sellers shall cause the Companies (and their Subsidiaries) to use commercially reasonable efforts to: carry on their businesses in the ordinary course consistent with past practice; preserve their present business organization and relationships; keep available the present services of their Key Employees; preserve the rights, franchises, goodwill and relations of their customers and others with whom business relationships exist; maintain their books and records in accordance with sound business practice, GAAP, SAP and generally accepted actuarial standards and applicable Law; maintain in full force and effect all Contracts (except those which expire in accordance with their terms), licenses, qualifications and authorizations (e.g., to do business in each jurisdiction in which it is so licensed, qualified, or authorized), and rating classifications assigned to any Insurance Company or Insurance Subsidiary by all rating agencies as of the date of this Agreement; maintain all its assets and properties in good working order and condition (ordinary wear and tear excepted), and continue all current marketing and selling activities relating to its business, operations and affairs; maintain its books and records in the usual manner and consistent with past practice and not permit a material change in any underwriting, investment, actuarial, financial reporting, tax, or accounting practice or policy or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, insurance, or other reserve for financial reporting purposes or for other accounting purposes (including any practice, policy, assumption, or method relating to or affecting the determination of its insurance in force, premium or investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses or lapses); (A) prepare properly and file duly and validly all Tax Returns required to be filed prior to the Closing Date with the appropriate taxing authority; (B) pay duly and fully all Taxes which are due with respect to the periods covered by such Tax Returns or otherwise levied or assessed upon such entity or any of its assets or properties, and to withhold or collect and pay to the proper taxing authorities all Taxes that such entity is required to so withhold or collect and pay, unless such taxes are being contested in good faith and, if appropriate, reasonable reserves therefore have been established and reflected in the books and records of such entity and in accordance with SAP; and (C) provide Buyer with copies of all federal income tax returns and all material state income tax returns as soon as practicable after the preparation, but prior to the filing, thereof. No Company may make (and each Company shall prohibit its Subsidiaries from making) any tax election or settle or compromise any income tax liability that may reasonably be expected to be material to the Company and its Subsidiaries taken as a whole; cause all statutory reserves and other similar amounts with respect to losses, benefits, claims, and expenses in respect of each Insurance Company's and Insurance Subsidiary's insurance business to be (A) determined in accordance with SAP and generally accepted actuarial assumptions, (B) determined in accordance with the benefits specified in the related insurance or reinsurance Contracts, (C) calculated, established and reflected on a basis consistent with those reserves and other similar amounts and reserving methods followed at December 31, 2000, (D) determined in conformity with the requirements of the insurance Laws of each applicable jurisdiction, and (E) adequate to cover the total amount of all matured and reasonably anticipated unmatured benefits, dividends, losses, claims, expenses, and other liabilities of any Insurance Company or Insurance Subsidiary under all insurance or reinsurance Contracts which any Insurance Company or Insurance Subsidiary has or will have any liability. Each Insurance Company shall (and shall cause each of its Insurance Subsidiaries to) continue to own assets and properties that qualify as legal reserve assets under all applicable insurance Laws in an amount at least equal to all required reserves and other similar amounts; maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the insurance coverage described in Schedule 4.28; and continue to comply with all Laws applicable to its business, operations or affairs. Pre-Closing Conduct of Business: Negative Covenants. During the period from the date of this Agreement through the Closing Date, except as contemplated or permitted by this Agreement or with the consent of Buyer, Sellers shall not permit any Company or any of its Subsidiaries to: (A) grant any material increases in the compensation of any of its executive officers and grant any increases in the compensation of any of its other officers, employees or directors outside of the ordinary course of business; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required to be paid prior to the Closing Date by any of the existing Employee Benefit Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (C) enter into any new, or amend, modify or grant any consent or waiver with respect to any existing, employment, retention or severance or termination agreement with any director, officer or employee (except with respect to new employees employed in the ordinary course of business and those agreements memoralizing existing arrangements with key employees previously identified to Buyer); or (D) become obligated under any new benefit plan or employee arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder; except for borrowings made in the ordinary course of business by North Pointe Premium Finance Company, assume or incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of any Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease), or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person; pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the GAAP Financial Statements (or the notes thereto), or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; (A) declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than with respect to the Telergy warrants described in Schedule 7.2(b)(iv) ), (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) issue any shares of capital stock (except pursuant to and in accordance with the terms of currently outstanding options or warrants of any Company or any of its Subsidiaries), or
(D) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of any employee benefit plan as in effect on the date of this Agreement; (A) grant any options, warrants or rights, to purchase shares of its capital stock, or (B) issue, deliver or sell, or pledge or otherwise encumber any shares of its capital stock, or authorize or propose to issue, deliver or sell, any shares of its capital stock, any debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares; (A) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, provided however, with respect to both clauses (A) and (B), that, prior to the approval of the transactions contemplated hereunder by the shareholders of Queensway Limited, to the extent required by the fiduciary obligations of the Board of Directors of Queensway Limited, as determined in good faith by such Board of Directors based on the advice of independent counsel, Sellers may, (x) in response to an unsolicited takeover proposal and subject to compliance with the provisions set forth below in this paragraph (vi), furnish information with respect to the Companies and their Subsidiaries to any Person pursuant to a customary confidentiality agreement (as determined by Queensway Limited's independent counsel) and discuss such information with such Person and (y) upon receipt by Sellers of an unsolicited takeover proposal and, subject to compliance with the provisions set forth below in this paragraph (vi), participate in negotiations regarding such takeover proposal. For purposes of this paragraph (vi), an unsolicited takeover proposal shall mean a proposal not solicited or initiated after the date of this Agreement by either Seller, any Company or any Subsidiary or any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, either Seller, any Company or any of its Subsidiaries. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, executive officer or employee of either Seller, any Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of either Seller, any Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of either Seller, any Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this paragraph (vi) by Sellers. For purposes of this Agreement, "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of the assets of any Company or any of its Subsidiaries, other than the transactions contemplated by this
Agreement, or of 10% or more of the equity securities of any Company or any of its Subsidiaries or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities of any Company or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving any Company or any of its Subsidiaries other than the transactions contemplated by this Agreement. Sellers shall notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. In addition to the obligations of Sellers set forth above in this paragraph (vi), Sellers promptly shall advise Buyer orally and in writing of any request for information or of any takeover proposal, or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry and the identity of the Person making any such request, takeover proposal or inquiry. Sellers shall keep Buyer fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry. withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by the Board of Directors of either Seller of this Agreement or the transactions contemplated hereunder, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, prior to the approval of the transactions contemplated hereunder by the shareholders of Queensway Limited (if such approval is required by Law), the Board of Directors of Queensway Limited, to the extent required by its fiduciary obligations, as determined in good faith by such Board of Directors based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereunder, approve or recommend any Superior Proposal (as defined below), enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the second business day following Buyer's receipt of written notice from Sellers advising Buyer that the Board of Directors of Queensway Limited has received a Superior Proposal, specifying the material terms and conditions of such superior proposal and identifying the Person making such Superior Proposal (it being understood that any amendment to a superior proposal shall necessitate an additional two business day period). In addition, if Sellers propose to enter into an agreement with respect to any takeover proposal, they shall, concurrently with entering into such agreement, pay, or cause to be paid, to Buyer the Break-Up Fee (as described in Section 14.18). For purposes of this Agreement, "Superior Proposal" means any bona fide takeover proposal made by a third party on terms which the Board of Directors of Queensway Limited determines, in its good faith judgment (based on the advice of a financial advisor of recognized reputation), to be more favorable to Queensway Limited's shareholders than the transactions contemplated hereunder and for which financing, to the extent required, is then committed or which, in the good faith judgment of such Board of Directors of Queensway Limited, is reasonably capable of being financed by such third party. sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), reinsure, mortgage or otherwise encumber or subject to any lien, encumber or otherwise dispose of, any of its properties having a value in excess of $10,000; make any investment other than
(A) money market instruments, A-1/P-1 commercial paper, treasury bills or other cash equivalents, (B) investment grade publicly traded debt securities, or (C) exchange traded or Nasdaq National Market System traded equity-related securities which in the aggregate, when combined with any other equity-related securities holdings (which shall include preferred stock), do not exceed the ratio of equity-related investments to total investments (excluding cash) as of the date hereof of any Company and its Subsidiaries, in each case which are made in accordance with such Company's (or Subsidiary's) investment policy guidelines and otherwise in accordance with past practice; take any action impairing its rights in any Contract (other than insurance policies issued in the ordinary course of business) other than as may be determined by the Board of Directors of any Company or any of its Subsidiaries to be in the best interests of such Company;

commit any act which constitutes a breach or default under any Contract or license to which it is a party or by which it or any of its properties is bound;

make  any  changes  in  its  accounting,   underwriting,  pricing  or  reserving
principles or methods, except as may be required by applicable Law or applicable accounting standards or in the ordinary course of business;

amend its certificate of incorporation or bylaws;

enter into any Contract (other than insurance policies issued in the ordinary course of business) which either (i) requires a payment in excess of, or a series of payments which in the aggregate exceed, $25,000 (other than with respect to the proposed purchase by North Pointe Insurance Company of renewal rights and unearned premiums pursuant to that certain Letter of Intent, dated March 21, 2001, between North Pointe Insurance Company and Queensway International Indemnity Company (a copy of which has previously been provided by Sellers to Buyer) or (ii) as a term of, or requires the performance of any obligations by any Company or Subsidiary over a period in excess of, one year, unless it is terminable by such Company or Subsidiary without penalty or premium upon not more than thirty (30) days' notice; provided, however, that if Buyer fails to object to any such Contract within five (5) Business Days of receiving notice thereof from such Company or Subsidiary, Buyer shall be deemed to have consented to such Contract;

refrain from entering into any new treaty of reinsurance, coinsurance, or other similar Contract, whether as reinsurer or reinsured; or agree (by contract or otherwise) to do any of the foregoing.

Access;  Certain  Communication.  Between  the  date of this  Agreement  and the
Closing Date, subject to applicable Laws relating to the exchange of information, Sellers shall (and shall cause the Companies and their Subsidiaries to) afford to Buyer and its authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Companies and their Subsidiaries. Sellers shall cause each Company's and Subsidiary's personnel to provide reasonable assistance to Buyer in Buyer's investigation of matters relating to the purchase of the Shares; provided, however, that Buyer's investigation shall be conducted in a manner which does not unreasonably interfere with such Company's or its Subsidiaries' normal operations, customers, and employee relations. Without limiting any of the terms thereof, the terms of the Confidentiality Agreement shall govern Buyer's and its agents' and representatives' obligations with respect to all confidential information with respect to each Company or Subsidiary provided or made available to them at any time, including the period between the date of this Agreement and the Closing Date.

Maintenance of Records. Through the Closing Date, each Company and each of its Subsidiaries shall maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the Parties shall permit the other Parties reasonable access to any applicable Records in its possession relating to matters arising on or before the Closing Date and reasonably necessary in connection with any claim, action, litigation or other proceeding involving the Party requesting access to such Records or in connection with any legal obligation owed by such Party to any present or former customer of any Company or its Subsidiaries.
Transition. From and after the Closing Date, Sellers shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of any Company or any of its Subsidiaries from maintaining the same business relationships with such Company or Subsidiary after the Closing as it maintained with such Company or Subsidiary prior to the Closing. Sellers shall refer all customer inquiries relating to the businesses of the Companies and its Subsidiaries to Buyer from and after the Closing.
Confidentiality. After the Closing Date, each Seller shall, and shall cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, treat and hold in confidence all of the Confidential Information, and shall not disclose to any third parties any of the Confidential Information except in connection with this Agreement. In the event that either Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then such Seller shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 7.2(f). If, in the absence of a protective order or the receipt of a waiver hereunder, either Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal (or other applicable Governmental Authority) or else stand liable for contempt, then such Seller may disclose the Confidential Information to the tribunal (or other applicable
Governmental Authority); provided, however, that such Seller shall use commercially reasonable efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. Resignation of Directors. Each Seller shall, or shall cause each Company to, deliver at Closing to Buyer the resignation of the current directors of each Company and its Subsidiaries listed on Schedule 7.2(g) from such offices. Interim Financial Statements. Sellers shall, or shall cause each Company to, provide to Buyer as soon as practicable after the end of each calendar month prior to the Closing Date, financial statements (prepared in accordance with SAP) of each Company (and each of its Subsidiaries), consisting of a balance sheet as of the end of such month and an income statement and statement of cash flows for that month and for the portion of the year then ended (the "Interim Financial Statements").
Special Purchase Price Adjustment. Notwithstanding any other provision of this Agreement, and in addition to Buyer's rights under Article IX, in the event of the occurrence of any of the following (at any time or from time to time) prior to the second anniversary of the Closing Date:
any portion of the net receivable owing from The Mauro Group (as described in Schedule 4.16) as of the Closing Date not having been paid in full by the date which is thirty (30) days prior to the second anniversary of the Closing Date, the net Loss Reserves for all Insurance Companies and Insurance Subsidiaries as of the Closing Date being inadequate for the losses and expenses intended to be covered thereby, as such losses and expenses have developed as of the date which is thirty (30) days prior to the second anniversary of the Closing Date, any of the Insurance Companies or Insurance Subsidiaries being required, by contract or otherwise, to return any ceding or profit commission of any kind (booked prior to the Closing Date), determined on a net individual Insurance Company or Insurance Subsidiary basis thirty (30) days prior to the second anniversary of the Closing Date, and only to the extent in excess of any offsetting liability for a ceding or profit commission booked as of the Closing Date, or any amounts paid to Paul L. Gross by any Company or any Subsidiary pursuant to the obligations of Queensway Limited and Hermitage as set forth in Schedule 4.30 (regarding Paul L. Gross' previous sale of Kodiak Insurance Company shares to Hermitage), then, and in each such instance, Buyer shall be entitled to make a claim therefor upon the Escrow Agent and recover, on a dollar-for-dollar basis (up to the remaining balance of the Holdback Escrow Amount and not subject to Section 9.8), the full amount thereof. Any such amount satisfied out of the Escrow shall be considered an adjustment to the Purchase Price.





CONDITIONS TO CLOSING

Conditions to Buyer's  Obligations.  In addition to the  conditions set forth in
Section 8.3 hereof, the obligations of Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Buyer:

The representations and warranties of Sellers and the Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, which representations and warranties shall have been true as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; Sellers and the Companies shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

Each employee of any Company (or any of its Subsidiaries) which is entitled to a "change of control" payment from any Company (or any of its Subsidiaries) pursuant to an employment agreement or otherwise, shall have waived his or her rights thereto or received payment in full by either Seller;

Except as set forth in Schedule 8.1(d), each Seller or any other former owners of any Company (or any of its Subsidiaries) listed in Schedule 4.30 shall have cancelled (or resolved on any other basis reasonably acceptable to Buyer) any obligations of any Company (or any of its Subsidiaries) to such owner or former owners as of the Closing Date; New employment arrangements (containing customary terms, including, without limitation, non-compete and non-solicitation (or acceptance) provisions) between one of the Companies and each of James G. Petcoff, B. Matthew Petcoff, and Mark Boland (collectively, the "Employment Arrangements"), on terms mutually agreeable to Buyer and such employees, shall have been executed by such employees; Since the date hereof, each Company and each of its Subsidiaries shall not have suffered any material adverse change in the credit quality, yield and diversification of its investment portfolio; Sellers shall have caused the Employee Protection Plan for each Company and Subsidiary to be terminated effective immediately prior to the Closing; Sellers shall have caused each employment agreement between any Company Employee and any Company or Subsidiary to be terminated immediately prior to the Closing; Sellers shall have caused the Noncompetition Agreement, dated June 25, 1998, between each of James G. Petcoff and B. Matthew Petcoff and Queensway Limited to be terminated immediately prior to the Closing; All intercompany obligations and intercompany agreements between any Company or Subsidiary and either Seller or any of its Affiliates shall have been cancelled; and Sellers shall have delivered the Closing documents set forth in Section 3.2(a). Conditions to Sellers' Obligations. In addition to the conditions set forth in Section 8.3 hereof, the obligations of Sellers to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by
Sellers: The representations and warranties of Buyer contained in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) on the Closing Date as though made on and as of the Closing Date; Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date; and

Buyer shall have delivered the Closing documents set forth in Section 3.2(b).

Mutual Conditions. The obligations of each of Sellers and Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by either of Sellers or Buyer (as to itself): No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding seeking an injunction against the transactions contemplated by this Agreement shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby; All Governmental Authority and/or regulatory approvals required to consummate the transactions contemplated hereby (including, without limitation, required approvals from the insurance regulatory departments of the States of Michigan, New Jersey, Indiana, Florida, New York and, if applicable, California and Illinois) shall have been obtained (on terms mutually acceptable to Sellers and Buyer) and shall remain in full force and effect and all waiting periods in respect thereof shall have expired;

Trilon Bancorp and Comerica Bank (the "Senior Lenders") shall have provided their consent to the transactions contemplated hereunder (on terms mutually acceptable to Sellers and Buyer) and shall have released the Companies and their Subsidiaries from their guarantee obligations to the Senior Lenders; All approvals from third parties (other than as described in Section 8.3(b)) shall have been provided (on terms mutually acceptable to Sellers and Buyer); and Buyer and Sellers shall have mutually agreed upon the manner (judicial or otherwise) in which Sellers shall have obtained approval for the transactions contemplated hereunder, in the event a regular shareholder vote is not obtained.


SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS; INDEMNIFICATION
Survival.

General Representations and Warranties. The general representations and warranties of the Parties contained in Articles IV, V and VI (consisting of all of the representations and warranties contained therein, except with regard to the matters set forth in paragraph (b) below) shall survive the Closing for a period of two (2) years following the Closing Date. Specific Representations and Warranties. The representations and warranties with respect to environmental and Tax matters (Sections 4.25 and 4.24 respectively), shall survive until ninety
(90)  days  after  the  expiration  of the  applicable  statute  of  limitations regarding such environmental matters and Taxes, respectively. The representations and warranties with respect to title matters (Sections 4.3, 4.4, 4.18, 4.19, 4.20, 4.23 and 5.4) and authorization matters (Sections 4.2, 5.2, 5.3, 6.2 and 6.3), shall survive for a period of five (5) years following the Closing Date. Indemnification by Sellers. Sellers shall, jointly and severally, indemnify Buyer and its Affiliates and their respective officers, directors, employees, agents, and representatives (the "Buyer Indemnified Parties") against, and hold the Buyer Indemnified Parties harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the matters described in paragraphs (a) or (b) below. Breach of Representation or Warranty. Any breach of or any inaccuracy in any representation or warranty made by Sellers or the Companies in this Agreement or any Related Agreement delivered at the Closing; provided that (i) except for breaches of or inaccuracies (solely with respect to owned personal property) in the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.19 (solely with respect to owned personal property), 4.20 (solely with respect to owned Intellectual Property), 4.23, 5.2, 5.3, or 5.4, a notice of the Buyer Indemnified Party's claim shall have been given to Sellers not later than the close of business on the second anniversary of the Closing Date, and (ii) in the case of the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.18, 4.19, 4.20, 4.23, 5.2, 5.3,or 5.4, a notice of the Buyer Indemnified
Party's claim shall have been given to Sellers not later than the end of the period specified in Section 9.1.
Breach of Covenant. Any breach of or failure by Sellers or any of the Companies to perform any covenant or obligation of such Parties set out or contemplated in this Agreement or any Related Agreement or any other document delivered at the Closing. Indemnification by Buyer. Buyer shall indemnify Sellers and their Affiliates and their respective officers, directors, employees, agents and representatives (the "Seller Indemnified Parties") against, and hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the matters described in paragraphs (a), (b) or (c) below.
Breach of Representation or Warranty. Any breach of or any inaccuracy in any representation or warranty made by Buyer in this Agreement or any Related Agreement or any other document delivered at the Closing; provided, that (i) except for breaches of or inaccuracies in the representations and warranties set forth in Sections 6.2 and 6.3, a notice of the Seller Indemnified Party's claim shall have been given to Buyer not later than the close of business on the second anniversary of the Closing Date, and (ii) in the case of the representations set forth in Sections 6.2 and 6.3, a notice of the Seller Indemnified Party's claim shall have been given to Buyer not later than the end of the period specified in Section 9.1.
Breach of Covenant. Any breach of or failure by Buyer to perform any covenant or obligation of Buyer set out or contemplated in this Document or any Related Agreement or any other document delivered at the Closing. Post-Closing Operations of the Companies and Subsidiaries. The business and operations of the Companies and Subsidiaries from and after the Closing Date.
Claims. The provisions of this Section shall be subject to Section 9.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the party claiming indemnification from the other party (the "Indemnified Person") shall promptly give notice to the party from whom indemnification is requested (the "Indemnifying Person") (and, if a Buyer Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article IX, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover from the Indemnifying Person (and, if a Buyer Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) within five (5) Business Days after such thirty (30) day period, the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnified Person may be entitled pursuant to
Section 9.2 or 9.3). If the Indemnifying Person agrees that it has an indemnification obligation, but objects in writing that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover from the Indemnifying Person (and, if a Buyer Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) within five (5) Business Days of the receipt of such objection, the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person (and, if the Indemnified Person is a Buyer Indemnified Party and the
Escrow continues to be held by the Escrow Agent, the Escrow Agent) of the assertion of any claim, or the commencement of any suit, action or proceeding, by any person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article IX, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense participate in the defense of any claim, suit, action or proceeding, provided that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate as counsel of record in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.
Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 9.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a co urt of competent jurisdiction in the amount of such settlement or compromise; provided that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The party defending the claim shall give the other party at least thirty (30) calendar days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the other party may reject such proposed settlement or compromise; provided that from and after such rejection, the other party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and shall be responsible for any and all Losses in connection therewith in excess of the amount of the proposed settlement amount. Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder. Minimum Indemnification Threshold. No Indemnified Person shall be entitled to indemnification from an Indemnifying Person under Sections 9.2 or 9.3 of this
Article IX unless the aggregate amount of all claims by the Indemnified Person exceeds $150,000 (the "Minimum Indemnification Threshold"), in which case, the Indemnified Person shall only have a right to assert claims pursuant to Sections
9.2 or 9.3 hereof in excess of the Minimum Indemnification Threshold. Escrow. In the event a Buyer Indemnified Party is entitled to receive any amount from Sellers under this Agreement, including any purchase price adjustment payment or indemnification payment under this Agreement, then, at the option of Sellers, the amount claimed by the Buyer Indemnified Party may be satisfied by a transfer to the Buyer Indemnified Party by the Escrow Agent of a portion of the Purchase Price Adjustment Escrow Amount or the Holdback Escrow Amount (as applicable), pursuant to the Escrow Agreement. Pursuant to the Escrow Agreement, (a) the remaining balance of the Holdback Escrow Amount shall be released to Sellers on the second anniversary of the Closing Date, except if and to the extent claims have been asserted by Buyer against Sellers, in which case, an appropriate portion of the Holdback Escrow Amount shall remain in Escrow until such claims are finally resolved, and (b) the remaining portion of the Purchase Price Adjustment Escrow Amount shall be released to Sellers within three (3) Business Days following the Final Settlement Date.
Net Losses. Any indemnification pursuant to this Article IX shall be net of (i) any actual federal or state income tax benefit, specifically arising from the facts and circumstances giving rise to the Loss, realizable by the Indemnified Person (or any of its Affiliates) by a reduction in Taxes payable, or by the receipt of a refund of Taxes, by the Indemnified Person (or such Affiliate) so that the Indemnified Person, on an after-tax basis, shall be placed in the same position as though the facts and circumstances giving rise to the Loss had never occurred or existed, and (ii) any net insurance proceeds received by the Indemnified Person (or its Affiliates) with respect to the Loss. The Indemnified Person shall treat the Loss in a good faith manner that causes any federal or state income tax benefit to apply in the earliest year reasonably permissible. Limits of Obligations of Sellers to Indemnify Buyer. Notwithstanding any of the foregoing provisions of this Article IX, Sellers shall not be required to make payments pursuant to this Article IX once the aggregate amount of all payments made by Sellers (pursuant to this Article IX and pursuant to Section 7.3) during the indemnification periods set forth above exceeds the Purchase Price. Subrogation. An Indemnifying Party shall be subrogated to the Indemnified Party with respect to all rights of the Indemnified Party under any claim for which indemnification under this Article IX is provided. Mitigation of Losses. In all cases in which Losses are incurred by an Indemnified Party, such party shall take such reasonable steps as are required to mitigate the scope and extent of such Losses.
Tax  Indemnification.  Notwithstanding  anything to the contrary in this Article
IX, Buyer and Sellers agree that the provisions of this Article IX shall not apply to any covenant or agreement made under Article XI of this Agreement, and that Article XI of this Agreement contains the exclusive rights of the Parties for indemnification relating to a Taxes and Tax Returns, including, but not limited to, any breach of a representation or warranty set forth in Section 4.24 or covenant set forth in Article XI. Adjustments to Purchase Price. All indemnification payments under this Article IX shall be deemed to be adjustments to the Purchase Price.



TERMINATION
Termination. This Agreement may be terminated on or prior to the Closing Date only as follows:

by written consent of each Party;
at the election of any Party, if the Closing shall not have occurred on or before the date which is one hundred (100) days from the date hereof, provided that no Party shall be entitled to terminate this Agreement pursuant to this clause (b) if such Party's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

by any Party if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restrain, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or by either Buyer or Sellers if a condition to its obligation to perform becomes incapable of fulfillment by the other. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 10.1(d) shall not be available to Buyer or Sellers if its condition to perform became incapable of fulfillment due to its failure to fulfill any obligation under this Agreement. Obligations Upon Termination.
In the event that this Agreement shall be terminated pursuant to Section 10.1 hereof, all obligations of the Parties under this Agreement shall terminate except (i) as set forth in Sections 7.1(a), 14.2 and 14.18 hereof, and (ii) that nothing herein will relieve any Party from liability for any breach of this Agreement.
Except for any termination pursuant to Section 10.1(a) above, the termination of this Agreement shall be effectuated by the delivery by the Party terminating this Agreement to each other Party of a written notice of such termination.





TAX MATTERS
Proration of Taxes. In each case of a jurisdiction of Tax with respect to which any Company's or any of its Subsidiaries' taxable year does not end on the Closing Date, for purposes of allocating liability for Taxes there shall be deemed a short taxable year ending on and including the Closing Date and a second deemed short taxable year beginning on and including the day after such date. Any Taxes for a taxable period beginning during the Pre-Closing Period and ending after the Closing Date shall be apportioned between the Pre-Closing Period and the subsequent period based, in the case of property taxes, on a per diem basis, and, in the case of other Taxes, on an interim closing of the books as of the close of the Pre-Closing Period.

Tax Indemnification. Sellers shall, jointly and severally, indemnify and hold harmless Buyer and each Company and its Subsidiaries from and against (i) any liability for Taxes attributable to a breach or inaccuracy of a representation, warranty or covenant contained in Section 4.24 or Article XI, (ii) any liability for Taxes for any Company or any of its Subsidiaries attributable to the Pre-Closing Period in excess of the amount reserved in the Closing Balance Sheet, and (iii) any liability for Taxes under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision under state, local or foreign law) attributable to Seller or any Affiliate of Seller (other than the Companies or their Subsidiaries).
Refunds. Sellers shall be entitled to any refunds of Taxes (including interest thereon) actually received by Buyer or an Affiliate of Buyer which were paid by Sellers, any Company or any of their Subsidiaries (other than those reflected as assets on the Closing Balance Sheet) payable with respect to the operations of any Company or any of its Subsidiaries for any period included in the Pre-Closing Period, other than refunds resulting from a carryback of a tax attribute of any Company or any of its Subsidiaries from a period beginning after the Pre-Closing Period to a period included in the Pre-Closing Period. Buyer shall be entitled to all other refunds of Taxes with respect to the operations of any Company or any of its Subsidiaries. Refunds to which Sellers are not entitled shall be retained by Buyer or an Affiliate of Buyer, and shall not be paid to Sellers, and if received by Sellers, shall be paid over to Buyer within fifteen (15) Business Days after receipt.
Filing of Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Company and its Subsidiaries for all
(i) taxable  years  ending on or prior to the Closing Date which are filed after the Closing Date, (ii) taxable years beginning prior to the Closing Date and ending after the Closing Date, and (iii) taxable years beginning after the Closing Date. Buyer shall permit Sellers to review and comment on each Tax Return described in (i) and (ii) above prior to filing. Sellers shall reimburse Buyer for Taxes paid in (i) and (ii) above within fifteen (15) days of payment by Buyer or an Affiliate of Buyer to the extent such Taxes are subject to Sellers' obligation to indemnify Buyer pursuant to Section 11.2. Cooperation on Tax Matters.
Sellers and Buyer agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to each Company and its Subsidiaries as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment for which Sellers or Buyer retains liability under this Article XI. Buyer and Sellers shall keep all such information and documents received by them confidential unless otherwise required by Law. Buyer and Sellers shall retain or cause to be retained all books and records pertinent to each Company and its Su bsidiaries until the applicable period for assessment of Taxes under applicable law (giving effect to any and all extensions or waivers) has expired, and such additional period as necessary for any administrative or judicial proceedings relating to any proposed assessment, and to abide by and cause each Company and its Subsidiaries to abide by all record retention agreements entered into with any Taxing authority. Sellers and Buyer shall give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if so requested, Sellers and Buyer shall allow the requesting party to take possession of such books and records.

Buyer and Sellers shall cooperate with each other in the conduct of any audit or other proceedings for any Tax purposes and they shall each execute and deliver such powers of attorney and other documents as are reasonably necessary to carry out the intent of this Agreement.

Termination of Tax Sharing Agreements. Any and all Tax sharing agreements in which any Company or any Subsidiary thereof is subject to shall be terminated as of the Closing Date or amended to exclude the Company or such Subsidiary.

Tax Contests. In the case that a Tax claim is made against Buyer, any Company or any of its Subsidiaries which would, if successful, result in an indemnification of Buyer by Sellers under Section 11.2, the procedures set forth in Sections 9.4 through 9.7 shall apply.



EMPLOYMENT MATTERS
Employees and Employee Plans
General. No provision of this Agreement shall be construed to impair or limit in any way the right of any Company or any of its Subsidiaries or Buyer to terminate the employment of any Company Employee, with or without cause, or to modify, amend or to terminate any employee benefit plan, program, arrangement or policy established, maintained or contributed to by any Company or any of its Subsidiaries or Buyer after the Closing; nor, except as set forth in Schedule 12.1, shall it require any Company or any of its Subsidiaries or Buyer to provide any form or level of benefit to any Company Employee after the Closing, except as required to be provided by Law.
Welfare Plans. Effective as of the Closing Date, the Companies and their Subsidiaries shall cease to be participating employers in the employee welfare benefit plans maintained by Queensway Limited ("Seller Welfare Benefit Plans"). Effective as of the Closing Date, Buyer shall take such action as it deems necessary or appropriate to extend coverage to Company Employees who, on the Closing Date, are actively employed by or on an approved leave of absence from a Company or its Subsidiaries ("Continuing Employees") and their eligible dependents under one or more new or existing welfare benefit plans ("Buyer Welfare Benefit Plans") providing benefits that are substantially comparable to those provided under the Seller Welfare Benefit Plans immediately prior to the Closing Date. Neither Buyer nor the Buyer Welfare Benefit Plans shall have any liability or obligation with respect to the Seller Welfare Benefit Plans or any benefits thereunder.
Defined Contribution Plan . Effective as of the Closing Date (or as soon as practicable thereafter), the Companies and their Subsidiaries shall cease to be participating employers under Queensway Limited's 401(k) plan that covers Company Employees on the Closing Date (the "Seller 401(k) Plan"). Effective as of the Closing Date, Buyer shall take such action as it deems appropriate to extend coverage under one or more new or existing defined contribution plans meeting the requirements of section 401(k) of the Code (the "Buyer 401(k) Plan") to Continuing Employees who have account balances under the Seller 401(k) Plan on the Closing Date, and shall credit to Continuing Employees under the Buyer's 401(k) Plan for purposes of eligibility and vesting the service credited to each such Continuing Employee under the Seller 401(k) Plan as of the Closing Date for such purposes. To the extent permitted by applicable Law, account balances of Continuing Employees under the Seller 401(k) Plan shall be distributed and directly rolled over to the Buyer 401(k) Plan as soon as practicable after the Closing Date. Buyer shall have no liability or obligation with respect to the Seller 401(k) Plan or any benefits thereunder.
Further Assurances. Sellers and Buyer shall cooperate to carry out the duties and responsibilities contained in this Article XII. In addition, Sellers shall make available to Buyer such information as Buyer may reasonably request to the determination of carry out the provisions of this Article XII. No Third Party Beneficiaries. It is understood and agreed between Buyer and Sellers that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective Parties and do not and shall not create, except as specifically provided in this
Article XII, any right in any other person, including, but not limited to, any employee, any participant in any benefit or compensation plan or any beneficiary thereof.


NON-COMPETITION
Non-Competition. In order to induce Buyer to enter into this Agreement, Sellers hereby expressly covenant and agree that, for a period of five (5) years from and after the Closing Date, no Seller or any of its Affiliates will, directly or indirectly, (a) own, manage, operate, join, control, advise or participate in or be connected with any business, individual, partnership, firm or corporation which is at the time engaged, wholly or partly, within the United States, in any of the businesses engaged in by any Company or any of its Subsidiaries on the Closing Date or (b) induce or attempt to persuade any current or future employee of any Company or any of its Subsidiaries to terminate employment with such Company or the applicable Subsidiary; provided, however, that (i) Sellers may own an aggregate of not more than five percent (5%) of the outstanding stock of any class of any corporation engaged in any such businesses, if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the foregoing restriction, provided that such person does not have the power to control or direct the management or affairs of such corporation and is not otherwise associated with it, and (ii) such restrictive covenant shall not apply to any Subsidiary of Queensway Limited (other than the Companies and the Subsidiaries to be acquired by Buyer hereunder) which is acquired by any Person which is not affiliated in any way with either Seller or any of its Affiliates. Remedies. Sellers expressly covenant and agree that the remedy at Law for any breach of this Article XIII will be inadequate and that, in addition to any other remedies Buyer may have, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Severability. To the extent that any part of this Article XIII may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events.
Acknowledgement. Sellers acknowledge that this covenant is not overly burdensome and that Sellers have agreed to the restrictions set forth in this covenant for the purpose of inducing Buyer to enter into this Agreement, and that Buyer is relying on such restrictions and would not have entered into this Agreement if Sellers had not agreed to the restrictions set forth in this Article XIII.



MISCELLANEOUS
Amendments. This Agreement may not be amended, altered or modified except by written instrument executed by each Party. Costs. Buyer, on the one hand, and Sellers, on the other hand, shall each pay its own costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, whether or not the Closing shall occur. Sellers shall pay all taxes, assessments, charges and fees, if any, imposed by the United States or any state or political subdivision thereof, required to be paid in connection with the transfer and assignment of the Shares. Sellers shall not charge against or be compensated with or out of any assets of any Company or any Subsidiary for any expenses incurred by them in connection with this transaction (including, without limitation, the taxes, assessments, charges and fees referred to in this Section 14.2 or any attorneys', consultants' or similar fees and expenses). Interpretation; Headings. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. Severability. Except as otherwise set forth in Section 13.3, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rending invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by facsimile (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
                  If to Sellers:            Queensway Financial Holdings Limited
                                            90 Adelaide Street West, Suite 500
                                            Toronto, Ontario M5H 3V9
                                            Attention:    President
                                            Facsimile:    (416) 955-9331

With a copy to:   Kemp, Klein, Umphrey & Endelman, P.C.
600 Columbia Center
201 West Big Beaver Road
P. O. Box 4300
Troy, MI   48099
Attention:        Stuart Sinai
Facsimile:        (248) 528-5129
                  and:                      Cassels Brock & Blackwell
                                            40 King Street West, Suite 2100
                                            Toronto, Ontario M5H 3C2
                                            Attention:    J. Brian Reeve
                                            Facsimile:    (416) 350-6955

                  If to Buyer:              Argonaut Speciality Group, Inc.
                                            10101 Reunion Place, Suite 800
                                            San Antonio, TX  78216
                                            Attention:    General Counsel
                                            Facsimile:

                  With a copy to:           Mayer, Brown & Platt
                                            190 South LaSalle Street
                                            Chicago, Illinois 60603
                                            Attention:    Ronald B. Given
                                            Facsimile:    (312) 706-8137

                  Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and the respective successors and assigns of the Parties and such persons.
                                            Nothing in this Agreement is
                                            intended or shall be construed to
                                            confer upon any entity or person
                                            other than the Parties hereto and
                                            their respective successors and
                                            permitted assigns any right, remedy
                                            or claim under or by reason of their
                                            Agreement or any part hereof.
                                            Without the prior written consent of
                                            the Parties, this Agreement may not
                                            be assigned by any of the Parties;
                                            provided, that, without any such
                                            consent, Buyer may assign any of its
                                            rights and delegate any of its
                                            duties hereunder to any Affiliate of
                                            Buyer.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart.
No Prejudice. This Agreement has been jointly prepared by the Parties hereto and the terms hereof shall not be construed in favor of or against any Party on account of its participation in such preparation. Governing Law. This Agreement, the legal relations between the Parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of Illinois, applicable to contracts made and to be performed entirely within said state.
Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having competent personal and subject matter jurisdiction, in addition to any other remedy to which any of the Parties may be entitled, at law or in equity.
Waivers. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
Entire Understanding. This Agreement sets forth the entire agreement and understanding of the Parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any Party hereto, except those expressly set forth in this Agreement. Disclosure Schedules. Nothing in a Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless such Disclosure
Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).
Knowledge. When used in this Agreement, the phrase "to Sellers' or the Companies' Knowledge" and similar words and phrases means the knowledge, after reasonable inquiry, of the individuals listed on Schedule 14.14. Interest. Except as otherwise specifically provided herein, all sums payable pursuant to this Agreement that are not paid when due shall bear interest at the rate of nine percent (9%) per annum, which interest shall accrue from the date such sums are due until paid.
Arbitration. In the event of any dispute between the Parties with respect to any matter set forth herein, either Buyer, on the one hand, or Sellers, on the other hand, may demand that the dispute be submitted to binding arbitration. The demand for arbitration by any party (the "Demanding Party") shall (i) be in writing, (ii) be served on the other party (the "Non-Demanding Party") in the manner prescribed in Section 14.5 for giving notices, and (iii) set forth the matter or matters to be arbitrated and the name of the arbitrator chosen by the Demanding Party. Within fifteen (15) Business Days after receipt of such demand, the Non-Demanding Party shall choose an arbitrator and provide written notice of such selection to the Demanding Party and shall specify the name and address of such arbitrator. If the Non-Demanding Party shall fail to choose an arbitrator and notify the Demanding Party as herein provided within such fifteen-day period, the Demanding Party shall have the right to apply to the American
Arbitration Association (the "AAA") located in Chicago, Illinois, for an appointment of an arbitrator. The two arbitrators so chosen as set forth above shall promptly appoint a third arbitrator as soon as practicable, provided, however, if they do not do so within twenty (20) Business Days after notice is given to the parties of the appointment of the second arbitrator, either Party may apply to the AAA for the appointment of the third arbitrator. Any arbitration pursuant hereto shall be in accordance with the Commercial Arbitration Rules of the AAA as then in effect, except to the extent that such rules are in conflict with the provisions of this Section 14.16; provided, however, if the AAA is not then functioning or such rules are not then in effect, arbitration proceedings shall be conducted in accordance with the requirements of the Uniform Arbitration Act. All such arbitration proceedings shall take place in Chicago, Illinois. The arbitrators shall meet as soon as practicable after the third arbitrator is appointed. Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered pursuant to such arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings in any court having jurisdiction over such action.
Parent Guarantee. Parent hereby guarantees the performance of the obligations of Buyer to Sellers hereunder.

Break Up Fee.
General. If (i) this Agreement is terminated by either Seller prior to Closing for any reason other than a material breach by Buyer of its obligations hereunder, and (ii) within nine (9) months after the date of such termination, either Seller commits to or consummates a transaction relating to the acquisition of ten percent (10%) or more of the capital stock of any Company or any of its Subsidiaries, or any material portion of the assets or business of any of them, in whole or in part, whether through direct purchase, merger, consolidation, sale of assets or other business combination, then, immediately upon such consummation, each of the Sellers agree that Queensway Limited shall pay to Buyer a fee (the "Break-Up Fee"), by Wire Transfer in immediately available funds, in the applicable amount set forth in paragraph (b) below. If Buyer is paid the Break-Up Fee, it shall have no other remedies at Law or in equity with respect to the termination of this Agreement. Buyer acknowledges that payment of any Break-Up Fee shall be subordinate to the right of the Senior Lenders to be repaid principal and interest on their loans to Sellers.

Amount of Break-Up Fee. The amount of the Break-Up Fee payable pursuant to paragraph (a) above shall be determined in accordance with the applicable provisions set forth below:

General Premises for Termination. In the event the termination by either Seller of this Agreement is premised upon any reason other than (A) a condition failure as described in paragraph (b)(ii) below or (B) a material breach by Buyer of its obligations hereunder, the Break-Up Fee shall be equal to $2,400,000.

Non-Satisfaction of Closing Conditions. In the event the termination by either Seller of this Agreement is premised upon the failure to occur of any of the conditions set forth in Article VIII or Sections 10.1(b), 10.1(c) or 10.1(d), the Break-Up Fee shall be equal to the sum of (A) the costs incurred by or on behalf of Buyer in connection with pursuing the matters contemplated hereunder and the transaction contemplated hereby and (B) U.S. $300,000; provided , however, that if the above-described condition failure is attributable, in whole or in part, to Sellers not acting in good faith (and not using commercially reasonable efforts) to facilitate the satisfaction of such condition (where Sellers have some control or influence over the satisfaction of such condition), the Break-Up Fee shall be equal to the amount set forth in paragraph (b)(i) above.

         *     *     *     *     *

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.


ARGONAUT SPECIALTY GROUP, INC.


By:/s/Mark E. Watson, III
Name:Mark E. Watson, III
Title:President and Chief Executive Officer


ARGONAUT INSURANCE COMPANY


By:/s/Mark E. Watson, III
Name:Mark E. Watson, III
Title:President and Chief Executive Officer


QUEENSWAY FINANCIAL HOLDINGS LIMITED

By:/s/David A. Ogilvie
Name:David A. Ogilvie
Title:Director

By:/s/Harold J. Meloche
Name:Harold J. Meloche
Title:Chief Financial Officer


QUEENSWAY HOLDINGS, INC.

By:/s/ Natalie Bradley
Name:Natalie Bradley
Title:Chief Information Officer



HERMITAGE INSURANCE COMPANY

By:/s/Thomas D. Corteville
Name:Thomas D. Corteville
Title:Senior Vice President and Treasurer


NORTH POINTE FINANCIAL SERVICES, INC.

By:/s/Judith A. Wikman
Name:Judith A. Wikman
Title:Secretary


UNIVERSAL FIRE AND CASUALTY INSURANCE COMPANY

By:/s/Celeska B. Fredianelli
Name:Celeska B. Fredianelli
Title:Controller/Director

                                                     71.


                            EXHIBIT A

     FORM OF ESCROW AGREEMENT This Escrow Agreement (this "Agreement"), dated as of _____________, 2001, is by and among (i) ARGONAUT SPECIALTY GROUP, INC., a Delaware corporation ("Argonaut"), (ii) QUEENSWAY FINANCIAL HOLDINGS LIMITED, a corporation organized under the laws of Ontario, Canada ("Queensway Limited"),
(iii) Queensway Holdings, Inc., a Delaware corporation ( "Queensway Inc.", and together with Queensway Limited, "Queensway"), and (iv) LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Escrow Agent"). Capitalized terms used but not defined in this Agreement shall have the meanings provided in the Stock Purchase Agreement, dated _____________, 2001, by and among Argonaut, Argonaut Insurance Company, Queensway, North Pointe Financial Services, Inc. ("North Pointe"), Hermitage Insurance Company ("Hermitage"), and Universal Fire and Casualty Insurance Company ("Universal") (the "Stock Purchase Agreement").

R E C I T A L S
Pursuant to the Stock Purchase Agreement, Argonaut will, simultaneously with the execution of this Agreement, purchase from Queensway all of the capital stock of North Pointe, Hermitage and Universal and all of the capital stock of Queens Pointe Financial Services Company which is not owned by North Pointe. Pursuant to the Stock Purchase Agreement, Argonaut and Queensway have agreed that the Holdback Escrow Amount and the Purchase Price Adjustment Escrow Amount shall be deposited into escrow (the "Escrow"), subject to the terms of the Stock Purchase Agreement, and released and disbursed as provided herein.

A G R E E M E N T
     In consideration of the mutual promises and covenants of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         Establishment of Escrow.

Argonaut and Queensway hereby appoint Escrow Agent to serve as the escrow agent under, and to administer the terms of, this Agreement.

Argonaut has caused to be deposited with Escrow Agent into an escrow account which is hereby established (the "Escrow Account") the Holdback Escrow Amount and the Purchase Price Adjustment Amount, which shall be held by Escrow Agent in trust for the benefit of Argonaut and Queensway, and shall be released and disbursed by Escrow Agent only in accordance with the terms of this Agreement. Escrow Agent agrees to accept the Holdback Escrow Amount and the Purchase Price Adjustment Escrow Amount and to issue its receipt upon delivery of the funds.

Release of Purchase Price Adjustment Escrow Amount. Upon receipt by Escrow Agent of a certificate signed by an authorized officer of each of Buyer (if at all) and Queensway Inc., stating how the Purchase Price Adjustment Escrow Amount is to be released to each of Buyer and Queensway Inc. (on behalf of itself and Queensway Limited), Escrow Agent shall, within three (3) Business Days after receipt of such certificate, release and disburse all of the Purchase Price Adjustment Escrow Amount (plus investment income thereon, as described in Section 23) in accordance with such certificate. If Buyer and Queensway Inc. are unable to agree upon the release and disbursement of the Purchase Price
Adjustment Escrow Amount, then Escrow Agent shall release and disburse such funds only upon receipt of the letter (and only in accordance with the instructions contained in such letter) from the Independent Accounting Firm, as set forth in Section 3.4(c) of the Stock Purchase Agreement. Such release and disbursement by Escrow Agent shall be made with three (3) Business Days of the receipt by Escrow Agent of such letter.

Release of Holdback Escrow Amount. Escrow Agent agrees to disburse the Holdback Escrow Amount as follows:
Claim Amount. Upon receipt by Escrow Agent of a certificate signed by an officer of Argonaut (a "Claim Notice"), stating that Losses exist or are asserted, and specifying in reasonable detail the individual items of such Losses, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, Escrow Agent shall, subject to the provisions of this Section 3, deliver to Argonaut out of the Escrow, as promptly as practicable, upon liquidating permitted Escrow investments as set forth in Section 23, a portion of the Holdback Escrow Amount equal to the full amount of such Losses (the "Claim Amount"). Except as otherwise provided herein, any claim by Argonaut against the Escrow made in a Claim Notice pursuant to this Section 3 shall be referred to herein as a "Claim" or, if multiple, "Claims." Any delivery of the Claim Amount by Escrow Agent out of the Holdback Escrow Amount shall be subject to the terms and conditions set forth in Section 3(b) below.
Release of Claim Amounts. Within twenty (20) calendar days of receipt of the Claim Notice from Argonaut, Queensway Inc., on behalf of itself and Queensway Limited, shall either (i) direct Escrow Agent in writing to disburse the Claim Amount to Argonaut, or (ii) notify Argonaut, with contemporaneous delivery to Escrow Agent, in writing of an intention to dispute the Claim and the basis of such dispute. If Queensway Inc. fails to make any of the foregoing elections within such twenty (20) day period, Argonaut shall send written notice of such failure to Escrow Agent, who shall disburse the Claim Amount to Argonaut, as promptly as practicable (upon liquidating permitted Escrow investments as set forth in Section 23), following the receipt of such written notice. If Queensway Limited elects to dispute the Claim, Argonaut and Queensway Inc. shall attempt in good faith until thirty (30) calendar days after receipt of the Claim Notice to agree upon the rights of the respective parties with respect to each Claim. If Argonaut and Queensway Inc. should so agree, a memorandum setting forth such agreement shall be prepared and signed by Queensway Inc. and Argonaut and shall be delivered to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Claim Amount, as promptly as practicable (upon liquidating permitted Escrow investments as set forth in Section 23), from the Escrow in accordance with the terms thereof. If Argonaut and Queensway Inc. are unable to agree, then, subject to Sections 3(c) and 3(d) below, such Claim Amount shall not be disbursed from the Escrow Account until such dispute shall be resolved in accordance with the terms of the Stock Purchase Agreement. Promptly after such resolution, Argonaut and Queensway Inc. shall execute a memorandum which sets forth such resolution and deliver such memorandum to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Claim Amount in accordance with the terms thereof.
Release of Escrow. Subject to this Section 3(c), on the second anniversary of the Closing Date, Escrow Agent shall release to Queensway Inc. (in its capacity as a party to this Agreement and as an agent for Queensway Limited) the balance in the Escrow (the "Escrow Balance"), consisting of the Holdback Escrow Amount and the Purchase Price Adjustment Escrow Amount deposited on the date hereof, plus the amount of investment proceeds described in Section 23, less the amount of the Purchase Price Adjustment Escrow Amount disbursed pursuant to Section 2 and the portion of the Holdback Escrow Amount that shall have been used to satisfy Claims. In the event that there are any Claims specified in any Claim Notice previously delivered to Escrow Agent which are unresolved on the second anniversary of the Closing Date, then, subject to the objection of Queensway Inc. as provided herein, Escrow Agent shall retain in the Escrow Account that portion of the Escrow Balance which, in the reasonable judgment of Argonaut, is necessary to satisfy any such unsatisfied Claims until such Claims have been fully and finally resolved (the "Retained Amount"). If Queensway Inc. disputes the retention of all or a portion of the Retained Amount, Argonaut and Queensway Inc. shall attempt in good faith within thirty (30) calendar days after the second anniversary of the Closing Date (the "Retention Resolution Period") to agree upon the amount of the Retained Amount. If Argonaut and Queensway Inc. should so agree, a memorandum setting forth such agreement shall be prepared and signed by Queensway Inc. and Argonaut and shall be delivered to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and shall distribute and/or retain such Retained Amount in accordance with the terms thereof. If Argonaut and Queensway Limited are unable to agree within the Retention Resolution Period, the Retained Amount (if any) shall be determined pursuant to Section 3(d) below.
Arbitration. If Argonaut and Queensway Inc. are unable to agree within the Retention Resolution Period, the Retained Amount (if any) shall be determined by arbitration as set forth in Section 19 below. The arbitrators shall deliver their decision in writing, which shall include a calculation of the Retained Amount (if any), to Escrow Agent contemporaneously with the delivery to Queensway Inc. and Argonaut. Escrow Agent shall be entitled to rely on the decision of such arbitrators and shall distribute and/or retain in the Escrow Account such Retained Amount in accordance with the decision of the arbitrators. Argonaut (on the one hand) and Queensway Inc. (on the other hand) shall each be responsible for one half of all fees and costs of the arbitrators. Joint Release. Notwithstanding the foregoing, Escrow Agent shall promptly release and disburse all or any portion of the Escrow Balance as directed in any certificate which may be jointly executed by authorized officers of Queensway Inc. and Argonaut. Termination of Escrow. This Escrow Agreement and the Escrow Account created hereby shall terminate upon delivery of all of the Escrow Balance pursuant to the terms of Section 3 above.
Escrow Agent Fees and Expenses. Escrow Agent's fees for serving as Escrow Agent hereunder shall be as set forth in Exhibit A attached hereto. If for any reason Escrow Agent resigns, then Escrow Agent shall refund a pro rata part of the annual fee described in Exhibit A based on the number of days in the year that Escrow Agent has served as such. Argonaut (on the one hand) and Queensway Inc. (on the other hand) shall each be responsible for one-half of all of Escrow Agent's fees. Further, Escrow Agent shall be reimbursed equally by Argonaut (on one hand) and Queensway Inc. (on the other hand) for all reasonable expenses described in Exhibit A which are incurred by Escrow Agent in the performance of its duties hereunder.
Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and shall not be required to deliver the property held in the Escrow Account or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to hold, invest and deliver the property as herein provided. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 below, its own wilful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. Notwithstanding anything herein to the contrary, Escrow Agent shall have no obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement.
Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to be genuine and what it purports to be and to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing and disbursing the property held in the Escrow Account pursuant to this Agreement; provided that in no event shall Escrow Agent be liable for any lost profits, lost savings, or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder, except to the extent such losses or damages are attributable to the gross negligence or wilful misconduct of Escrow Agent; and, provided further, that Escrow Agent shall have no liability for any loss or damage arising from any cause beyond its control, including, but not limited to, the following: acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees;

the act, failure or neglect of any other party or any agent or correspondent or any other person reasonably selected by Escrow Agent; any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

In addition, Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof.

Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement, or should a substitute escrow agent fail to be designated as provided below, or if Escrow Agent should be subject to conflicting demands of different parties hereto, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the property until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or
(b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Agreement, then, as between the other parties on the one hand and Escrow Agent on the other, Argonaut and Queensway Inc. hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys' fees and any and all other expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder.

Indemnification. Argonaut and Queensway Inc. hereby jointly and severally agree to indemnify Escrow Agent, its officers, directors, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, losses, costs and damages, including, without limitation, attorneys' fees, and claims, including, but not limited to, costs of investigation, litigation, arbitration, tax liability or loss on investments, suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the wilful misconduct or gross negligence of such Indemnified Party. Resignation and Removal. Escrow Agent may resign hereunder upon thirty (30) calendar days' prior written notice to the other parties hereto. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrow Balance to any substitute escrow agent designated by the other parties in writing. If the other parties fail to designate a substitute escrow agent within thirty (30) calendar days after the giving of such notice, Escrow Agent may institute a petition for interpleader or petition any court in Cook County, Illinois to appoint a substitute Escrow Agent. Escrow Agent's sole responsibility after such thirty (30) day notice period expires shall be to hold such Escrow Balance and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate. The other parties may remove and replace Escrow Agent by a writing signed by Argonaut and Queensway Inc. and delivered to Escrow Agent, and Escrow Agent shall deliver the Escrow Balance to any designated replacement escrow agent selected by Argonaut and Queensway Inc. Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by Escrow Agent, Argonaut and Queensway Inc. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid: If to Queensway, addressed as follows:
                                 Queensway Financial Holdings Limited
                                 90 Adelaide Street West, Suite 500
                                  Toronto, Ontario  M5H 3V9
                                 Attention:  President
                                 Facsimile No.:  (416) 955-9331

                  with a copy to:

                                 Kemp, Klein, Umphrey & Endelman, P.C.
                                 600 Columbia Center
                                 301 West Big Beaver Road
                                 P. O. Box 4300
                                 Troy, MI  48099
                                 Attention:  Stuart Sinai
                                 Facsimile No.:  (248) 528-5129

and
                                 Cassels Brock & Blackwell
                                 40 King Street West, Suite 2100
                                 Toronto, Ontario  M5H 3C2
                                 Attention:  J. Brian Reeve
                                 Facsimile No.:  (416) 350-6955

If to Argonaut, addressed as follows:
                                 Argonaut Specialty Group, Inc.
                                 10101 Reunion Place, Suite 800
                                 San Antonio, TX 78216
                                 Attention:  General Counsel
                                 Facsimile No.:  (650) 858-6660

                  with a copy to:

                                 Mayer, Brown & Platt
                                 190 S. LaSalle Street
                                 Ch icago, IL  60603
                                 Attention:  Ronald B. Given
                                 Facsimile No.:  (312) 706-8137

If to Escrow Agent, addressed as follows:
                                 LaSalle Bank National Association
                                 135 South LaSalle Street
                                 Room 1960
                                 Chicago, IL 60603
                                 Attention:  Erik Benson
                                 Telephone No.:  (312) 904-2970
                                 Facsimile No.:   (312) 904-2236

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party hereto of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.